UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Cellular Biomedicine Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1345 Avenue of the Americas, Floor 15
New York, New York
Dear Stockholders:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Cellular Biomedicine Group, Inc. (the “Company”) on April 26, 2019, which will be held at our office at 1345 Avenue of the Americas, 15th Floor, New York, New York, 10105 at 9:00 a.m. Eastern Standard Time. Enclosed with this letter are your Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy voting card. The Proxy Statement included with this notice discusses each of our proposals to be considered at the Annual Meeting. Please review our annual report for the fiscal year ended December 31, 2018, which will be on our website at http://www.cellbiomedgroup.com (under “Investor Relations”) and at https://www.iproxydirect.com/CBMG.

At this year’s meeting, you will be asked to: (1) elect two (2) “Class I” directors, each of whom will be elected for a term of three years; (2) ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; (3) approve the Company’s 2019 Equity Incentive Plan with 1,500,000 shares initially available for issuance and (4) transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 8, 2019 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

The Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors, for the ratification of BDO China Shu Lun Pan Certified Public Accounts LLP, and for the approval of the Company’s 2019 Equity Incentive Plan is in the best interest of the Company and its stockholders and recommends a vote "FOR" all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly. On the following pages, we provide answers to frequently asked questions about the Annual Meeting.

You are welcome to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to sign, date and return the accompanying proxy as soon as possible. This will assure your representation and a quorum for the transaction of business at the meeting.

Sincerely,

/s/ Terry Belmont
Terry Belmont
Chairman of the Board of Directors

New York, New York
March 15, 2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date: April 26, 2019

To the Stockholders of Cellular Biomedicine Group, Inc.:

The 2019 Annual Meeting of Stockholders will be held at our office at 1345 Avenue of the Americas, 15th Floor, New York, New York, 10105 at 9:00 a.m. Eastern Standard Time. During the Annual Meeting, stockholders will be asked to:

(1)	Elect two (2) “Class I” directors, each of whom will be elected for a three year term, or until the election and qualification of their successors;

(2)	Ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
(3) Approve the Company’s 2019 Equity Incentive Plan with 1,500,000 shares initially available for issuance; and

(4)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 8, 2019, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. If you are a stockholder as of March 8, 2019, you may vote at the meeting. The date of disseminating this Notice of Meeting and Proxy Statement is on or about March 15, 2019.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at our office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to sign, date and return the accompanying proxy as soon as possible. This will assure your representation and a quorum for the transaction of business at the meeting. If you attend the meeting in person, the proxy will not be used if you so request by revoking it as described in the proxy statement.

By order of our Board of Directors

/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer and Chief Financial Officer

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2019:

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at https://www.iproxydirect.com/CBMG. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 16, 2019 to facilitate timely delivery.

To request by phone: 1-866-752-VOTE(8683)

To request by e-mail: proxy@iproxydirect.com

To request on the Internet: https://www.iproxydirect.com/CBMG

If you have any questions about accessing materials or voting, please call Issuer Direct at 919-481-4000 ext 120 or 117.

THE PROXY PROCEDURE

In lieu of a paper copy of the proxy materials, on or about March 15, 2019, we will first disseminate to our stockholders of record and beneficial owners of shares of common stock of Cellular Biomedicine Group, Inc. (which may be referred to in this Proxy Statement as “we,” “us,” “CBMG,” or the “Company”) a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by our board of directors (“Board”) for our annual meeting of stockholders to be held on April 26, 2019, at 9:00 a.m. EST at our office at 1345 Avenue of the Americas, 15th Floor, New York, New York, 10105 (referred to as the “Annual Meeting”). Stockholders who received the notice will have the ability to access this Proxy Statement and the accompanying proxy card over the Internet and to request a paper copy of the proxy materials by internet, email, or telephone. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

  i

QUESTIONS AND ANSWERS ABOUT THE MEETING

What am I voting on?

At this year’s meeting, you will be asked to:

(1)	Elect two (2) “Class I” directors, each of whom will be elected for a term of three years, or until the election and qualification of their successors;

(2)	Ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
(3)	Approve the Company’s 2019 Equity Incentive Plan with 1,500,000 shares initially available for issuance; and
(4)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on March 8, 2019 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were 18,089,504 shares of common stock outstanding on March 8, 2019. From March 15, 2019 through April 26, 2019, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Andrew Chan, our Secretary, at (347) 905-5663 to arrange a visit to our offices. In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.

How do I vote?

You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Vote by Internet. You can vote via the Internet at www.iproxydirect.com/CBMG. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 25, 2019. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1-866-752-VOTE (8683). You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on April 25, 2019. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Cellular Biomedicine Group, Inc., c/o Issuer Direct, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote in Person at the Meeting. If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If you vote by any of the methods discussed above, you will be designating Tony Liu, our Chief Executive Officer and Chief Financial Officer, as your proxy, and he will vote your shares on your behalf as you indicate.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Can I receive future materials via the internet?

If you vote by internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs in the future, as well as the number of paper documents you will receive.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Tony Liu, our Chief Executive Officer and Chief Financial Officer, as your proxy. He will vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated slate of Class I directors (see Proposal 1); “FOR” the ratification of BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO China”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (see Proposal 2) and “FOR” the approval of the Company’s 2019 Equity Incentive Plan (See Proposal 3). We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

You should instruct your bank, broker or other nominee how to vote your shares. If you do not give voting instructions to the bank, broker or other nominee, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Under the regulations applicable to New York Stock Exchange member brokerage firms (many of whom are the record holders of shares of our common stock), the uncontested election of directors is no longer considered a routine matter. Matters related to executive compensation are also not considered routine. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares with respect to these matters, votes may not be cast on your behalf. If your bank, broker or other nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold our Annual Meeting, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a favorable vote of a majority of the outstanding shares, a broker non-vote has the same effect as a vote against the proposal.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	Notifying our corporate Secretary Andrew Chan, in writing at 1345 Avenue of the Americas, Floor l5, New York, New York, 10105, that you are revoking your proxy;

●
Submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

●	Attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should check with your bank, broker or other nominee and follow the voting instructions provided.

What constitutes a quorum?

The holders of a majority of the Company’s eligible votes as of the record date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Ratification of the Appointment of Independent Registered Public Accounting Firm. For Proposal 2, the affirmative vote of the holders of shares of common stock represented in person or by proxy and entitled to vote must exceed the votes cast against the proposal, in order for the proposal to be approved.

Approval of the Company’s 2019 Equity Incentive Plan. For Proposal 3, the affirmative vote of the holders of shares of common stock represented in person or by proxy and entitled to vote must exceed the votes cast against the proposal, in order for the proposal to be approved.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of shares of common stock entitled to vote to exceed the votes cast against the proposal for the proposal to be approved, except when a different vote is required by law, our certificate of incorporation or our Bylaws. On any such proposal, abstentions will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to any of the Proposals.

What percentage of our common stock do our directors and officers own?

As of March 8, 2019, our current directors and executive officers beneficially owned approximately 9.1% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 49 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail. Further, proxies may also be solicited in person, by telephone, or facsimile. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

BDO China has served as the independent registered public accounting firm auditing and reporting on our financial statements for the fiscal years ended December 31, 2016, 2017 and 2018. BDO China has been appointed by our Board to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. We expect that representatives of BDO China will not be present at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal of this Proxy Statement. In summary, the Board recommends a vote:

●	FOR the election of the two nominated Class I directors (see Proposal 1);
●	FOR the ratification of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (see Proposal 2); and
●	FOR the approval of the Company’s 2019 Equity Incentive Plan (see Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the Delaware General Corporation Laws and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its committees comprised of certain directors (“Committees”).

Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors as a group by writing to the Board at 1345 Avenue of the Americas, 15th Floor, New York, New York, 10105. These communications will be reviewed by the office of the corporate Secretary who, depending on the subject matter, will (a) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (b) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (c) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the Board, the corporate Secretary presents a summary of communications received and will make those communications available to any director upon request.

Independence of Directors

In determining the independence of our directors, the Board applied the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, the Board concluded its annual review of director independence in January 2019. After considering all relevant facts and circumstances, the Board affirmatively determined that Messrs. Nadir Patel, Bosun S. Hau, Chun Kwok Alan Au, Gang Ji, and Wen Tao (Steve) Liu each of whom are now serving on the Board and are continuing to serve their terms, are independent within the definition of independence under the NASDAQ rules. Tony Liu is not independent director. Additionally, Terry Belmont and Hansheng Zhou, two of the directors nominated for election as a Class I director, have been determined to meet the definition of independence under the NASDAQ rules. If two of the candidates nominated for Class I director positions, namely Terry Belmont and Hansheng Zhou, are elected at the Annual Meeting, and assuming our other directors remain in office, our Board will consist of a majority of seven independent directors out of a total of eight directors on our Board.

Board Meetings; Annual Meeting Attendance

Our Board of Directors held five formal meetings and four actions for unanimous written consent during the most recently completed fiscal year. Each of the members of our Board of Directors was present at all of the Board of Directors meetings held. Other proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We currently do not have a policy regarding the attendance of board members at the annual meeting of stockholders.

Board Committees

On February 20, 2013, the Board authorized formation of an audit committee, compensation committee and nominating committee and on March 12, 2013 adopted charters. All our seven independent directors have been appointed to these committees as follows:

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Nadir Patel	Chair		X
Terry A. Belmont	X	X	X
Gang Ji		X
Chun Kwok Alan Au	X		Chair
Hansheng Zhou		Chair
Bosun S. Hau		X	X
Wen Tao Steve Liu

Audit Committee

The Audit Committee consists of Chun Kwok Alan Au, Terry Belmont and Nadir Patel (serving as Chairman), each of whom are “independent” as defined under section 5605 (a)(2) of the NASDAQ Listing Rules. In addition, the Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (SEC). The Audit Committee operates pursuant to a charter, which can be viewed on our website at www.cellbiomedgroup.com (under “Investor Relations”). The Audit Committee is expected to convene regular meetings following the Annual Meeting. The role of the Audit Committee is to:

●	oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;

●	oversee management’s maintenance of internal controls and procedures for financial reporting;

●	oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

●	oversee the independent auditor’s qualifications and independence;

●	oversee the performance of the independent auditors, including the annual independent audit of our financial statements;

●	discharge such duties and responsibilities as may be required of the Audit Committee by the provisions of applicable law, rule or regulation.

Compensation Committee

The Compensation Committee consists of Hansheng Zhou (serving as Chairman), Terry Belmont, Gang Ji and Bosun Hau, each of whom is “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Compensation Committee is expected to convene regular meetings after the Annual Meeting. The role of the Compensation Committee is to:

●	develop and recommend to the Board the annual compensation (base salary, bonus, stock options and other benefits) for our President/Chief Executive Officer;

●	review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all of our executives;

●	review, approve and recommend to the Board the aggregate number of equity awards to be granted to employees below the executive level;

●	ensure that a significant portion of executive compensation is reasonably related to the long-term interest of our stockholders; and

●	prepare certain portions of our annual Proxy Statement, including an annual report on executive compensation.

A copy of the charter of the Compensation Committee is available on our website at www.cellbiomedgroup.com (under “Investor Relations”).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer or President with respect to the compensation packages of our other executive officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, or the “Governance Committee”, consists of Alan Au (serving as Chairman), Nadir Patel, Terry Belmont and Bosun Hau, each of whom is “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Governance Committee is expected to convene regular meetings following the Annual Meeting. The role of the Governance Committee is to:

●	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

●	determine the desired skills and attributes of members of the Board and its committees, taking into account the needs of the business and listing standards;

●	establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

●	review planning for succession to the position of Chairman of the Board and Chief Executive Officer and other senior management positions;

●	annually recommend to the Board persons to be nominated for election as directors and appointment as members of committees;

●
adopt or develop for Board consideration corporate governance principles and policies; and review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

●
periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

A copy of the charter of the Governance Committee is available on our website at www.cellbiomedgroup.com (under “Investor Relations”).

Policy with Regard to Stockholder Recommendations

The Governance Committee does not presently have a policy with regard to consideration of any director candidates recommended by our stockholders. No stockholder (other than members of the Governance Committee) has recommended a candidate to date.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in biomedicine, medical and drug regulation in China, intellectual property, early-stage companies, research and development, strategic planning, business development, compensation, finance, accounting and banking.

In evaluating nominations to the Board of Directors, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. The Governance Committee took these specifications into account in formulating and re-nominating its present Board members.

The current Class I director candidates, Terry Belmont and Hansheng Zhou, were recommended by management and the Governance Committee and nominated by the full board of directors.

Code of Business Conduct and Ethics

We have adopted a code of ethics, which applies to all our directors, officers and employees and comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-K promulgated by the SEC. A copy of our “Code of Business Conduct and Ethics” is available on our website at www.cellbiomedgroup.com (under “Investor Relations/Corporate Governance”). In the event that we make any amendments to, or grant any waivers of, a provision of our Code of Business Conduct and Ethics for Officers, Directors and Employees that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor in a Form 8-K or in our next periodic report.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Although the officers and directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our officers and directors are now and may in the future become stockholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Board Leadership Structure and Risk Oversight

The Chairman of the Board, who is a different individual from the Chief Executive Officer, presides at all meetings of the Board. The Chairman is appointed by majority vote of the directors, excluding the vote of the appointee.

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:

Full Board - Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee - Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Corporate Governance Committee - Risks and exposures relating to corporate governance and management and director succession planning.

Compensation Committee - Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. The rules promulgated by the SEC under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). The information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us.

We believe that all of the Company's executive officers, directors and 10% stockholders have timely complied with their filing requirements during the year ended December 31, 2018, except that our executives are liable for any and all taxes, including withholding taxes, arising out of their 2017 Initial LTIP Target Award grant or the issuance of the Common Stock on vesting and delivery of the RSUs, and the Company is authorized to deduct the amount of tax withholding from the amount payable to the Executives upon settlement of the RSUs. In February 2019, Mr. Tony Liu, Mr. Yihong Yao and Mr. Andrew Chan submitted their Form 5 reporting their tax withholding dispositions of the Company’s securities in 2018.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee of the Board has:

●	reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2018 with management;

●
discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●
received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditor communications with the Audit Committee concerning independence, and has discussed with BDO China matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements audited by BDO China for the fiscal year ended December 31, 2018 be included in its Annual Report on Form 10-K for such fiscal year.

The Audit Committee and the Board have also, respectively, recommended and approved the selection of the Company’s current independent auditor, which approval is subject to ratification by the Company’s stockholders.

Submitted by:

The Audit Committee of the Board of Directors

/s/ Nadir Patel, Chairman
/s/ Chun Kwok Alan Au
/s/ Terry Belmont

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) for the fiscal year ended December 31, 2018 included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement.

Submitted by:

The Compensation Committee of the Board of Directors

/s/ Hansheng Zhou, Chairman
/s/ Gang Ji
/s/ Terry Belmont
/s/ Bosun S. Hau

COMPENSATION DISCUSSION AND ANALYSIS

2018 Named Executive Officers

Bizuo (Tony) Liu – Chief Executive Officer and Chief Financial Officer
Yihong Yao – Chief Scientific Officer
Andrew Chan – Chief Legal Officer (General Counsel), Corporate Development and Secretary
Helen Zhang – Chief Production Officer

This section explains how the Compensation Committee of the Board of Directors oversees our executive compensation programs and discusses the compensation earned by CBMG’s named executive officers, also referenced to herein as our listed officers. For additional information about compensation to our named officers, see "Executive Compensation" in this proxy statement.

Executive Summary

BUSINESS PERFORMANCE AND PAY

We are a key player in the field of cell therapy in China, seeking to transform the lives of patients suffering from incapacitating diseases by developing potentially life-altering treatments. We believe that our Cell therapies have the potential to provide long-lasting effects, significantly and positively changing the lives of patients with diseases where no, or only palliative, therapies exist.

As described below, we delivered a year of extraordinary performance in 2018, as we made significant progress towards our clinical development and business goals, among many other accomplishments and milestones, which impacted executive compensation. We believe the compensation paid to our named executive officers for 2018 appropriately reflects and rewards their contribution to our performance. Following are the 2018 achievements of management (“Achievements”):

●
Collaboration with Novartis on cancer therapeutic technologies and a focus of our efforts on commercialization of Kymriah® (tisagenlecleucel), the first cell therapy approved by The U.S. Food and Drug Administration, in China. Ushering in a new approach to the treatment of cancer and other serious and life-threatening diseases, the FDA approved Kymriah® for certain pediatric and young adult patients with a form of acute lymphoblastic leukemia (ALL);

●
Novartis licensed certain intellectual property from us for their non-exclusive use worldwide.

●
Sold 458,257 shares of the Company’s common stock to Novartis at a market premium purchase price of $27.43 per share;

●
Completed a $30.6 million equity financing with Sailings Capital;

●
Obtained a 36–month exclusive option with Augusta University to negotiate a royalty-bearing, exclusive license to the patent rights owned by the Augusta University relating to an invention to identify novel alpha fetoprotein (“AFP”) specific TCR for a hepatocellular carcinoma (“HCC”) immunotherapy. Subsequently in February 2019 we exercised our exclusive right to license the technology from Augusta University to further our development;

●
After China codified the regulatory pathway in December 2017, we submitted an IND using the Allojoin™ Phase I 48-week data in China and received unprecedented approval from NMPA to advance our allogeneic KOA clinical trial to Phase II;

●
The NMPA CDE posted on its website acceptance of the IND application for CAR-T cancer therapies in treating patients with NHL and ALL submitted by our wholly-owned subsidiaries;

●
Expanded our research and development center in Gaithersburg, Maryland;

●
Improved our research and development capabilities and assembled a wide range of cell therapies in 2018 beyond CD19 readying for clinical studies: CD22 for CD19 relapsed ALL, CD20 for CD19 relapsed DLBCL, NKG2D for AML, BCMA for MM, AFP for Liver Cancer;

●
Obtained a non-exclusive tumor infiltrating lymphocytes license from National Cancer Institute for the worldwide development, manufacture and commercialization of certain autologous, tumor-reactive lymphocyte adoptive cell therapy products, for the treatment of non-small cell lung, stomach, esophagus, colorectal, and head and neck cancer(s) in humans;

●
Increased shareholder value through a continued stock repurchase program;

●
Improved our communications and investors relation;

●
Continued expansion of key talent and capabilities.

In 2018, we focused on our research and development while assembling and advancing our drug development pipeline. We significantly increased our investment in research, product development, manufacturing capabilities, quality controls system, and clinical activities in 2018.  These efforts contributed to an operating loss of $40.5 million in 2018, or $12.9 million higher than 2017, and diluted loss per share of $2.20, an increase of $0.42 per share, or 24% from 2017. Total Shareholder Return (“TSR”) is a measure of the performance of the Company’s stock over time. It combines stock price appreciation and dividends paid, if any, to show the total return to the shareholder expressed as an annualized percentage. The Company’s TSR was -39.0% for 2016, -14.1% for 2017, and 57.0% for 2018. The Nasdaq Healthcare Index was -16.9%, 21.3% and -4.2% and Russell 3000 Index was 10.4%, 18.9% and -7.0%. The five-year cumulative TSR is 246.3% for the Company, 32.6% for the Nasdaq Healthcare Index and 32.8% for the Russell 3000 Index. Because our Stock and Option grants and awards are based on the grant date and cannot be accrued in accordance with U.S. GAAP, the earned awards are reported in arrears. For our stock performance graph of years 2013 to 2018 and related discussions, please refer to Item 5- Market for Registrant’s Common Stock, Related Stockholder Matters and Issuer Purchases of Equity Securities of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, a copy of which is included on the proxy materials for the Annual Meeting and available at https://www.iproxydirect.com/CBMG.

We used the Black Scholes model for our stock options grant valuation.  Specifically we used the following assumptions in our modeling for the 2018 issued options:

●	Expected volatility – 65.15% to 206.42%;

●	Risk-free rate of return – 2.33% to 3.11%;

●	Dividend yield –zero; and

●	Time to exercise – six years.

In addition, we did not consider non-transferability but used an 11% risk of forfeiture for employees, advisors and Directors and Officers.

Because the majority of our executive compensation is tied to achievement of the 2018 goals, performance objectives and TSR, our Chief Executive Officer, Chief Scientific Officer, Chief Legal Officer and Chief Production Officer saw an increase in their total compensation in 2018 as compared to 2017. In 2017 we initiated the Long Term Incentive Plan (“LTIP”) and granted restricted stock units ("RSUs") to our listed officers, which better align their compensation with the long-term interests of CBMG stockholders by focusing our executive officers on TSR. We believe the compensation structure, including the grant of restricted stock awards to the listed officers in 2018, is commensurate with industry standards, namely for executives in the highly in-demand immune cell therapy industry and executives with substantial experience at larger pharmaceutical companies in the industry. However, attracted by a potentially large cancer immune cell therapy market in China, some U.S. companies have made inroads in China. Specifically, these U.S. companies had established their foothold in geographical areas close to our China operations. The presence of these companies in China created a talent retention risk that we addressed through the addition of the LTIP for our officers in 2017.

For purposes of determining compensation for 2019, our Compensation Committee examined our 2018 TSR, our strategic deal with Novartis, the peer group’s performance, the advancement of our clinical programs, the significant talent recruitment achievement to help grow our Company, and the prudent talent retention effort while substantially improving employee morale in 2018.

Stockholder Engagement and “Say on Pay” Vote

At our annual meeting of stockholders in 2014, our shareholders approved by advisory vote the Company’s compensation to its executives and determined to conduct advisory votes every three years. We also provided our shareholder with a nonbinding advisory vote on executive compensation at our 2017 annual meeting of stockholders. We plan to next provide stockholders with a nonbinding advisory vote on executive compensation at our 2020 annual meeting of stockholders. The Compensation Committee plans to take into consideration the percentage of votes cast “For” our advisory “say on pay” proposal. The Board believes that “say on pay” “For” results can be an affirmation of the structural soundness of our executive compensation programs, which include our long-term incentive plan for business continuity and talent retention.

2018 Compensation of Our Named Executive Officers

PERFORMANCE AND INCENTIVE PAY FOR 2018

CBMG has a long-standing commitment to pay-for-performance that we implement by providing the majority of compensation through arrangements that are designed to hold our executive officers accountable for business results and reward them for strong corporate performance and creation of value for our stockholders. Our executive compensation programs are periodically adjusted over time so that they support our business goals and promote long-term growth of the company.

The goal of our Compensation Committee is to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals, while ensuring that the total compensation paid to each of our executive officers is fair, reasonable and competitive. We target our executives’ overall total compensation to be within a competitive range of the market median of similar companies in terms of industry, number of employees, lifecycle, prevalence of programs and value provided, where quantifiable. The overall objectives of our executive compensation program are as follows (“Overall Objectives”):

●
attract, motivate and retain superior talented and dedicated named executive officers;
●
correlate discretionary annual cash bonuses to the achievement of operational and financial objectives; and
●
provide our named executive officers with appropriate long-term incentives that directly correlate to the enhancement of stockholder value, as well as facilitate executive retention.

Key elements of our compensation programs include the following:

Element	Purpose	Features
Base salary	To attract and retain highly skilled executives.
Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data, at levels that we believe are competitive with base salaries of executive officers in other comparable publicly-held biopharmaceutical companies

Discretionary year-end annual cash bonus	To promote and reward the achievement of key short-term strategic and business goals of ours as well as individual performance; to motivate and attract executives.	Variable component of pay based on quantitative and qualitative annual Company and individual goals.
Long-term equity incentive compensation
To align the named executive officer’s long-term interests with those of our stockholders, with the ultimate objective of affording our named executive officers an appropriate incentive to help us to improve stockholder value.

Typically, subject to multi-year vesting based on continued service primarily in the form of stock options and restricted stock units, the value of which depends on the performance of our common stock, in order to align executive interests with those of our stockholders over the long-term.

Our Compensation Committee evaluates both employee performance and compensation to maintain our company’s ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to our named executive officers remains competitive when compared to the compensation paid to similarly situated executives of companies that we consider comparable to our company.

In addition to our direct compensation elements, the following compensation program features are designed to align our executive officers with stockholder interests and market best practices:

What We Do	What We Don’t Do
Maintain commitment to pay-for-performance philosophy.	Executives are prohibited from hedging or pledging our stock.
Set challenging short- and long-term incentive award goals.	Allow repricing of stock options without shareholder approval.
Maintain an industry-specific peer group for benchmarking compensation.	Provide excessive perquisites.
Target compensation based on market norms.	Offer gross-ups of related excise taxes.
Offer market-competitive benefits for named executive officers that are consistent with the rest of our employees.	Provide supplemental executive retirement plans.
Do not guarantee annual bonus or guarantee salary increases.
Consult with an advisor on compensation levels and practices.
Maintain an independent Compensation Committee.
Maintain significant stock ownership guidelines for our non-employee directors and executive officers.

Compensation benchmarking

In designing our executive compensation program, our Compensation Committee works directly with management and considers publicly available compensation data (public proxy and compensation survey data) for comparable life sciences companies to help guide its executive compensation decisions. Further, in 2018, our Compensation Committee reviewed AON Hewitt’s industry report on executive compensation. Our Compensation Committee took into consideration certain market data therein, and derived its own decisions on executive compensation for 2018. Going forward, our Compensation Committee intends to engage an independent compensation consultant to provide strategic guidance on our directors and executive compensation programs and to conduct competitive benchmarking based on relevant market data.

In evaluating the total compensation of our named executive officers, our Compensation Committee establishes a primary peer group and a secondary peer group of life sciences companies that is selected considering the following criteria:

●
companies with a number of employees, market capitalization and stage of development comparable to us;
●
companies in the same industry with us;
●
companies against which we compete for executive talent; and
●
public companies for which compensation data are available.

For the purpose of considering 2018 compensation benchmarking decisions, the Compensation Committee examined our existing peer groups in light of the following factors:

●
our business development in 2018, which is anticipated to continue in 2019;
●
comparison of our officers’ equity ownership percentage against the primary peer group;
●
the stage of development of our product, product candidates and clinical programs; and
●
changes in our market capitalization.

The chart below lists the companies in the primary and secondary peer groups. References in this Compensation Discussion and Analysis to peer companies are comprised of both the primary and the secondary peer group companies.

Primary Peer Group	Secondary Peer Group
BeiGene (Beijing) Co., Ltd.	Allergan Information Consulting (Shanghai) Co., Ltd.
BGI TechSolutions Co.,Ltd.	Astrazeneca Pharmaceutical Development Center, China
China Novartis Institutes for BioMedical Research Co., Ltd.	Beijing Novartis Pharmaceuticals Co., Ltd.
Fosun Kite Biotechnology Co., Ltd.	Eli Lilly Trading (Shanghai) Co., Ltd
Hutchison MediPharma Co., Ltd.	Johnson & Johnson Pharmaceutical Research & Development. LLC.
Innovent Biologics (Suzhou) Co. Ltd.	Pfizer (China) Research and Development Co., Ltd.
JW Therapeutics (Shanghai) Co., Ltd.	Roche R&D Center (China) Ltd.-Research
Nanjing Legend Biotech Co., Ltd.	Sanofi China R&D Center
Wuxi AppTec Co., Ltd.	Shanghai Boehringer-ingelheim Pharmaceutical Co., Ltd.

Other performance factors we consider when determining the compensation of our named executive officers include:

●
achievement of Chinese commercialization readiness goals with respect to Kymriah®;
●
key research and development achievements, including advances in our clinical product candidates;
●
initiation and progress of clinical trials and achievement of regulatory milestones;
●
expansion of manufacturing and operational capabilities;
●
establishment/maintenance of key strategic relationships and new business initiatives, including financings;
●
development of organizational capabilities and managing our growth; and
●
continued expansion of operations.

The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experience of the members of the Compensation Committee. The Compensation Committee reviews compensation practices and program design at peer companies to inform its decision-making process so it can set total compensation levels that it believes are commensurate with our relative size, scope, and performance. The Compensation Committee, however, does not set compensation components to meet specific benchmarks as compared to peer companies, such as targeting salaries at a specific market percentile.

Executive compensation evaluation process

Our Compensation Committee intends that if we achieve our corporate goals and an executive performs at the level expected, the executive should have the opportunity to receive compensation that is competitive with industry norms. In order to accomplish its objectives consistent with its philosophy for executive compensation, the Compensation Committee typically takes the following actions annually:

●
reviews Chief Executive Officer performance;
●
seeks input from our Chief Executive Officer on the performance of the Named Executive Officers;
●
reviews all components of executive officer compensation, including base salary, cash bonus targets and awards, equity compensation and the estimated payout obligations under severance and change in control scenarios;
●
holds executive sessions without management present; and
●
reviews information regarding the performance and executive compensation of other companies.

In assessing each named executive officer’s individual performance, the Compensation Committee further agreed that in 2018 the following Named Executive Officers have achieved:

Mr. Liu, CEO & CFO:
●
Achievements substantially exceeded all of the 2018 Overall Objectives comprised of the Company’s operational and strategic goals;
●
Act as industry thought leader, strong advocate for digital platform through partnership with well-established industry leaders;
●
demonstrated exemplary leadership in support of expanding organizational capabilities;
●
advanced the scale-up of an efficient global, fully-integrated organization; and
●
fostered an engaging culture that embodies our mission, vision and shared values.

Mr. Yao, CSO:
●
continued to build organizational capabilities;
●
advanced our product and technology portfolio; and
●
continued to progress pre-clinical and emerging programs.

Mr. Chan, CLO, Corporate Development & Secretary:
●
expanded organizational capabilities;
●
negotiated partnership with Novartis Pharma AG to commercialize Kymriah® in China;
●
led Novartis Alliance Management and integration process;
●
successfully oversaw internal and external financial management and SEC compliance;

●
led legal team and internal resources to support commercial organization;
●
executed two rounds of equity financing with approximately $70.6 million in aggregate net proceeds;
●
executed the U.S. NCI license for the worldwide development, manufacture and commercialization of autologous, tumor-reactive lymphocyte (TIL) adoptive cell therapy products; and
●
identified, monitored and managed enterprise-level risks to the Company.

Mrs. Li (Helen) Zhang, CPO:

●
enabled partnership with Novartis Pharma AG to commercialize Kymriah® in China;
●
continued to build organizational capabilities;
●
advanced our product and technology manufacturing capabilities; and
●
continued to institutionalize pre-clinical and emerging programs CMC capabilities.

As illustrated below, approximately 68% of targeted total direct compensation in 2018 for Mr. Liu, our Chief Executive Officer, was performance-based, consisting of approximately 53% equity, and 14% annual incentive cash bonus. Only 32% of his compensation, in the form of base salary, was fixed, ensuring a strong link between his targeted total direct compensation and the company result.

Note: 2018 Officers Compensation data is prepared on the below basis: (i) Salary and bonus is on a cash basis. and (ii) For restricted stock and option awards, the illustrated amount is the grant date fair value calculated according to U.S. GAAP without amortizing over the vesting periods. Under this method, the compensation cannot be accrued due to the Company's inability to ascertain the stock option exercise price and grant date, and the amount of cash bonus that the Compensation Committee may grant to each officer as of the fiscal year end.

Mr. Liu’s Long-Term Equity Award

Mr. Liu last received an equity award of 120,000 RSUs in March 3, 2017 (the “2017 RSU Award”) to begin vesting on February 27, 2021. The 2017 RSU Award is at risk through a performance condition based on our stock performance. The performance condition requires CBMG Common Stock’s 20-day Volume Weighted Average Price (VWAP) at closing between February 27, 2017 and February 27, 2021 to achieve certain stock price milestones in order for 100% of the performance-based RSUs to vest. Relative VWAP percentile levels are set forth below.

VWAP	Performance-Based RSUs Vesting

<$30/share	0%
>/=$30/share	50%
>/=$40/share	100%
>/=$50/share	150%
>/=$60/share	200%

For the four-year performance period from February 27, 2017 to February 27, 2021, 240,000 (200% of the 2017 RSU Awards) performance-based RSUs were subject to the above performance condition.

The following chart shows the allocation of the listed officers’ total direct compensation paid or granted for 2018, reflecting the extent to which their total direct compensation consists of performance-based compensation.

 Note: Li (Helen) Zhang is not an officer for Section 16 purposes although her 2018 compensation is one of the three most highly compensated executives (other than CEO and CFO).

Other Named Executive Officers’ Long-Term Equity Awards

The majority of executive compensation for our named executive officers other than our CEO is delivered through programs that link pay realized by executive officers with both operational results and with financial achievements. As noted below, equity-based compensation comprises a significant portion of each listed officer’s compensation package and consists of variable performance-based stock options and RSUs, which we believe aligns compensation with the long-term interests of CBMG’s stockholders by focusing our listed officers on TSR. As a result, total compensation for each listed officer varies with both individual performance and CBMG’s performance in achieving financial and nonfinancial objectives established by our Compensation Committee.

On March 3, 2017, we also granted long-term equity awards to Mr. Chan, Mr. Yao, and Mr. Zhang consisting of performance -based RSUs (the “2017 Other RSU Awards”). The performance-based 2017 Other RSU Awards granted to Mr. Chan, Mr. Yao, and Mr. Zhang has a four-year performance period from February 27, 2017 to February 27, 2021.

Between zero and 200% of the target number of RSUs for the 2017 Other RSU Award will commence to vest on February 27, 2021, subject to continued service through that date, depending on the performance condition, which requires CBMG Common Stock’s 20-day VWAP at closing between February 27, 2017 and February 27, 2021 to achieve certain stock price milestones in order for 100% of the performance-based RSUs to vest. Relative VWAP percentile levels are set forth below.

VWAP	Performance-BasedRSUs Vesting

<$30/share	0%
>/=$30/share	50%
>/=$40/share	100%
>/=$50/share	150%
>/=$60/share	200%

For the four-year performance period from February 27, 2017 to February 27, 2021, 48,000 performance-based RSUs for Mr. Chan, 54,000 performance-based RSUs for Mr. Yao, and 62,000 performance-based RSUs for Ms. Zhang were subject to the above performance condition, each representing 200% of their respective 2017 Other RSU Awards.

2018 Cash Compensation

We provide our named executive officers with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business.

During its review of base salaries for executives, the Compensation Committee primarily considers:

●
the negotiated terms of each named executive officer’s employment agreement;

●
an internal review of the named executive officer’s compensation, both individually and relative to other named executive officers; and

●
base salaries paid by comparable companies in the biopharmaceutical industry that have a similar business and financial profile.

Salary levels are considered annually as part of the company’s performance review process. Merit-based increases to salaries are based on management’s assessment of the individual’s performance, the recommendations made by the Chief Executive Officer to the Compensation Committee, and the comparative compensation at peer companies.

As reflected in the table below and commensurate with the industry’s practice, Mr. Tony Liu, Mr. Yihong Yao and Mr. Andrew Chan’s salary were increased to reflect increased responsibilities.

	2019 Base Salary ($)	2018 Base Salary ($)	Change 2019 vs 2018
Tony Liu	367,500	350,000	5.0%
Yihong Yao	278,100	270,000	3.0%
Andrew Chan	290,000	280,000	3.6%
Helen Zhang	262,500	250,000	5.0%

On January 16, 2019 and February 14, 2019, the Compensation Committee reviewed peer companies’ compensation and incentive information, competitive landscape of the cell therapy industry as well as major aspects of the management’s achievements in 2018, including launch of the GMP facility, significant strategic partnerships, achievements in clinical trials and addition of key talents. Based on review of such factors, the Compensation Committee approved salary increases of the three executive officers as listed in the above table.

2018 Incentive Compensation Payouts

We provide an opportunity for each of our named executive officers to receive an annual cash incentive bonus based on the satisfaction of individual and company objectives established by our Board of Directors. For any given year, these objectives may include individualized goals or company-wide goals that relate to operational, strategic or financial factors such as progress in developing our product candidates, achieving certain manufacturing, intellectual property, clinical and regulatory objectives, and raising certain levels of capital.

Historically, at its annual year-end meeting to consider named executive officer compensation, the Compensation Committee, in consultation with management, has established corporate goals for the upcoming fiscal year for purposes of, among other things, making its recommendations regarding its discretionary annual bonus awards and stock option grants for the upcoming year to our named executive officers and all employees.

The employment agreements of the named executive officers and certain of our other executives entitle the named executive officers and those other individuals to an annual target end-of-year cash bonus, at the discretion of the Chief Executive Officer and/or the Compensation Committee, upon the achievement of certain goals or milestones.

The Compensation Committee evaluates the achievement level of individual and corporate objectives as it relates to annual cash bonuses for named executive officers and makes it views known to the full Board of Directors as part of its final compensation deliberations. The Compensation Committee also considers the bonuses paid by comparable companies. The Compensation Committee, or where appropriate, our Board of Directors may approve bonuses based on the foregoing determinations or, after considering market conditions, our financial position or other factors, may, in its sole discretion, determine not to award any bonuses or to award larger or smaller bonuses.

In addition, we strive to be competitive with other similarly situated companies in our industry. The process of developing biopharmaceutical products and bringing those products to market is a long-term proposition and outcomes may not be measurable for several years. Therefore, in order to build long-term value for us and our stockholders, and in order to achieve our business objectives, we believe that we must compensate our officers and employees in a competitive and fair manner that reflects our current activities but also reflects contributions to building long-term value.

On January 16, 2019 and February 14, 2019, the Compensation Committee reviewed the 2018 annual performance results evaluated how each listed officer met his/her respective performance targets in 2018 and determined the final performance-based payouts as follows:
Cash bonus for 2018 ($)

Bizuo (Tony) Liu	280,000

Andrew Chan	168,000

Yihong Yao	72,900

Li (Helen) Zhang	137,500

The table below summarizes the 2018 performance goals criteria which the Compensation Committee uses to evaluate the listed officers’ performance and determine their incentive compensation payouts.

Category	2018 Goals
Financials	Financing; progress in clinical trials development, talents acquisition, management of approved budget, and maintenance of ample working capital
Corporate Development	Develop strategic partnership and acquisition of complementary technologies
Product Development	Manage Clinical Trials execution
Manufacturing Development	Build out CMC capabilities

Based on the 2018 significant achievements comprised of $70 million raised in equity, execution of license and collaboration agreement with Novartis, China NMPA IND application for the allogeneic KOA clinical trial, addition of key talents, expansion of our cross-border development effort and establishment of the new Maryland facility, as well as build out of the world class GMP facility in Shanghai, the Chief Executive Officer received a performance cash bonus of $280,000 for 2018.

2018 Officers Compensation data is prepared on the following basis: (i) salary, bonus and all other compensation is on a cash basis. and (ii) for stock and option awards, the illustrated amount is the grant date fair value calculated according to U.S. GAAP without amortizing over the vesting periods. Under this method, the compensation cannot be accrued due to the Company's inability to ascertain the stock option exercise price and grant date, and the amount of cash bonus that the Compensation Committee may grant to each officer as of the fiscal year end. For purpose of clarity and in order to reflect the Compensation Committee’s 2019 decision as to 2018 performance, we are providing a pro-forma 2018 Officers Compensation to indicate all compensation that has been earned and accrued by each listed officer in 2018.

	Salary ($)	Bonus ($)	Stock Awards ($)	All other compensation ($)	Total ($)
		Note 1	Note 2	Note 3

Bizuo (Tony) Liu	337,201	280,000	559,071	-	1,176,272

Andrew Chan	278,602	168,000	107,106	12,319	566,027

Yihong Yao	269,475	72,900	123,442	10,678	476,495

Li (Helen) Zhang	245,349	137,500	163,024	-	545,873

Note 1: Approved by Compensation Committee in January 16, 2019 and February 14, 2019 as earned 2018 performance award. included in 2018 year end general accruals.

Note 2: All these are restricted common stock under long-term incentive plan approved by Compensation Committee in 2017, which include cash payout of surrendered restricted stock for individual income tax payment purpose.

Note 3: All other compensation  represents the qualified employer-sponsored retirement plan matching contribution.

Changes to Compensation Program

We believe that 2018 was an outstanding year for us. We have significantly improved our manufacturing capabilities and quality system. We executed the collaboration with Novartis on the commercial manufacturing plan on CAR-T cell therapy Kymriah® in China. We have amassed significant talent recruitment and achieved talent retention in a fiercely competitive China market and made substantial progress in clinical, manufacturing, strategic alliance and funding milestones. With respect to the 2018 compensation decisions, our Compensation Committee and our Compensation Committee focused on ensuring that a significant portion of the total compensation awarded to the executive officers were linked to meeting our long-term strategic plan and to create long-term stockholder value. We further aligned our executives’ interests with those of our stockholders through the LTIP that we implemented in early 2017. The majority of our 2018 compensation to the executive officers was in the form of equity incentive awards. We believe that equity awards incentivize our executive officers to create long-term stockholder value. Attracted by a potentially large cancer immune cell therapy market in China, U.S. biopharmaceutical companies started to make inroads in China, establishing their foothold in geographical areas close to our China operations. We have spent many years recruiting talent and training our people. Our employees are highly coveted and have cultivated valuable relationships with the cell therapy clinical partners. However, cell therapy is a relatively new science, the talent pool is limited and there is a dearth of trained specialists in this discipline. Against this backdrop, the Compensation Committee conducted a review of our compensation program in late January 2018. The Committee reviewed its compensation structure and its individual components to ensure we provide a competitive executive compensation scheme commensurate to retain and attract talented leaders to bolster our continued journey to advance our clinical trials and to bring our cell therapies to commercialization. The Committee established a LTIP that took effect in 2017 to mitigate increased talent retention risk. We believe that the new addition of the long-term incentive plan has helped retain key personnel. One of the elements in the long-term incentive is tied to long-term stock price performance. We believe that upon diligent execution and product commercialization the fundamentals will speak for itself and the stock price will eventually reflect our value. The 2017 LTIP has not only encouraged talent retention, it has further aligned our executive officers with stockholders’ best interests. Hence the Compensation Committee decided in January 16, 2019 and February 14, 2019 that effective January 31, 2019: (a) Mr. Andrew Chan will be granted an additional 20,000 time vesting RSUs to append his 2017 LTIP award; and (b) commensurate with the AON Hewitt’s industry report’s recommendation the Compensation Committee made adjustment to the four Named Executive Officers’ annual salary as follow:

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Mr. Liu from $350,000 to $367,500
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Mr. Yao from $270,000 to $278,100
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Mr. Chan from $280,000 to $290,000
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Mrs. Zhang from $250,000 to $262,500

Elements of Our Compensation Program and Why We Chose Each

Main Compensation Components

Our companywide compensation program, including for our key executives, is broken down into three main components: base salary, performance cash bonuses and potential long-term compensation in the form of stock options or RSUs. We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry. In January 2017, in an effort to boost talent retention, we also created an LTIP for our named executives and selected senior officers, which compensates such employees with performance-based RSUs as well as time-based RSUs and stock options.

Salary

Base salary is used to recognize the leadership, experience, skills, knowledge, execution, and responsibilities required of our executives as well as recognizing the fiercely competitive nature of the biopharmaceutical industry. This is determined partially by evaluating our peer companies as well as the degree of responsibility and experience levels of our executives and their overall vision, execution and contributions to our company. Base salary is one component of the compensation package for our key executives; the other components being cash bonuses, annual equity grants, a long-term incentive plan and our benefit programs. Base salary is determined in advance whereas the other components of compensation are awarded in varying degrees following an assessment of the performance of the executive. This variegated approach to compensation reflects the philosophy of our board of directors and its Compensation Committee to emphasize and reward, on an annual basis, performance levels achieved by our executives.

Performance Cash Bonus Plan

We have a performance cash bonus plan under which bonuses are paid to our executives based on achievement of our performance goals and objectives established by the Compensation Committee and/or our Board as well as on individual performance. The bonus program is discretionary and is intended to: (i) strengthen the connection between individual compensation and the Company’s corporate achievements; (ii) encourage teamwork among all disciplines within our company; (iii) reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and (iv) help ensure that our cash compensation is competitive. The Compensation Committee and our Board also has the discretion, after consulting with our CEO, to not pay cash bonuses in order that we may conserve cash and support ongoing development programs and commercialization efforts. Regardless of our cash position, we consistently grant annual merit-based stock options to continue incentivizing both our senior management and our employees.

Based on their employment agreements, each executive is assigned a target payout under the performance cash bonus plan, expressed as a percentage of base salary for the year. Actual payouts under the performance cash bonus plan are based on an assessment of both individual and corporate achievements, each of which is separately weighted as a component of such officer’s target payout. For executive officers, the corporate goals receive the highest weighting in order to ensure that the bonus system for our management team is closely tied to our corporate performance. Each such employee also has specific individual goals and objectives as well that are tied to the overall corporate goals the performance of which is evaluated by the Compensation Committee and the Board.

Equity Incentive Compensation

We view long-term compensation, currently in the form of stock options and RSUs, as a tool to align the interests of our executives and employees generally with the creation of stockholder value, to motivate our employees to achieve and exceed corporate and individual objectives and to encourage them to remain employed by us. While cash compensation is a significant component of employees’ overall compensation, the Compensation Committee and our Board, together with our CEO, believe that the driving force of any employee working in a small biotechnology company should be strong equity participation. We believe that this not only creates the potential for substantial longer-term corporate value but also motivates employees and fosters loyalty and commitment with appropriate personal compensation. Additionally, equity awards provide an important retention tool for all employees, as the awards generally are subject to vesting over an extended period of time based on continued service with us. The Compensation Committee believes that stock options and RSUs equity grants constitute a significant retention incentive and a tool to foster continuity of management, an important factor in business continuity in a company with rich talents in a rapidly growing industry in China.

Long Term Incentive Plan (LTIP)

The market for qualified, talented executives in our industry is highly competitive. Accordingly, we believe equity compensation is a crucial component of our competitive executive compensation package and, as such, makes up a substantial part of our total executive compensation package.

In January 2017, in anticipation of the commencement of substantial clinical trials initiation towards product commercialization and to mitigate risk of talent retention, the Compensation Committee approved our LTIP. The LTIP is designed to:

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serve as an attractive incentive for our senior management to focus on creating shareholder value for us by advancing the clinical trials towards product commercialization;

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reflect long-term stockholder value creation over a sustained period;

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align financial interests of employees with stockholders;

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recognize current performance as well as the expectation of future contributions;

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provide meaningful awards to support and encourage stock ownership; and

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retain key employees.

The LTIP is a four-year long-term incentive award comprised of the following grants from the 2014 Equity Incentive Plan:

1) Stock Price Sensitive Performance RSU awards (“Performance RSUs”) to be vested and delivered in 2021; and
2) Time Sensitive RSUs and Stock Options, which vest monthly over a period of 48 months.

The total number of Performance RSUs currently contemplated to be issuable under the LTIP is 568,000. The Performance RSUs under the LTIP will not vest upon granting, but instead are subject to potential vesting in 2021 depending on the achievement of certain stock price performance by us. Performance RSUs will be valued on the date of issuance and will vest and be delivered in 2021.

The total number of time sensitive RSUs currently contemplated to be issuable under the LTIP is 283,500. The total number of time sensitive stock options covered by the LTIP is 282,500. Both the time sensitive RSUs and Stock Options are subject to monthly vesting over a 4-year term.

Other Compensation

In addition to the main components of compensation outlined above, the LTIP also provides contractual severance and/or change in control benefits to the executives and certain key members of management. The change in control benefits for all applicable persons has a “double trigger.” A double-trigger means that the executive officers will receive the change in control benefits described in the agreements only if there is both (1) a Change in Control of our company (as defined in the agreements) and (2) a termination by us of the applicable person’s employment “without cause” or a resignation by the applicable persons for “good reason” (as defined in the agreements) within a specified time period following the Change in Control. We believe this double trigger requirement creates the potential to maximize stockholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders. We believe these severance/change in control benefits are important elements of our compensation program that assist us in retaining talented individuals at the executive and senior managerial levels and that these arrangements help to promote stability and continuity of our executives and senior management team. We also believe that the interests of our stockholders will be best served if the interests of these members of our management are aligned with theirs. Furthermore, we believe that providing change in control benefits lessens or eliminates any potential reluctance of members of our management to pursue potential change in control transactions that may be in the best interests of the stockholders. Finally, we believe that it is important to provide severance benefits to members of our management, to promote stability, business continuity and to focus on the job at hand.

We do not have deferred compensation plans, pension arrangements or post-retirement health coverage for our executive officers or employees. All of our employees not specifically under contract are “at-will” employees, which mean that their employment can be terminated at any time for any reason by either us or the employee. Our key executives (as well as certain of our senior managers) have employment agreements that provide lump sum compensation in the event of their termination without cause or, under certain circumstances, upon a Change of Control.

Determination of Compensation Amounts

A number of factors impact the determination of compensation amounts for our executives, including the individual’s role in our company and individual performance, length of service with us, competition for talent, individual compensation package, assessments of internal pay equity and industry data. Stock price performance has generally not been a significant factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control.

Utilizing publicly available information, our Compensation Committee establishes a list of peer companies to best assure ourselves that we are compensating our executives on a fair and reasonable basis. We also utilize AON Hewitt-prepared data for non-executive employees, which data focuses on similarly sized life science companies in China. The availability of peer data is used by the Compensation Committee strictly as a guide in determining compensation levels with regard to salaries, cash bonuses and performance related annual equity grants to all employees. However, the availability of this data does not imply that the Compensation Committee is under any obligation to follow peer companies in compensation matters.

Pay Ratio Disclosure

In August 2015 pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd – Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (‟PEO”). The Company’s PEO is Mr. Liu. The purpose of the new required disclosure is to provide a measure of the equitability of pay within the organization.

We identified the median employee by examining the 2018 total cash compensation for all individuals, excluding our CEO, who were employed by us as of December 31, 2018. We included all employees, whether employed on a full-time, part-time, or seasonal basis. In terms of geographic locations, 180 of our 193 employees are based in China while the rest are based in the United States.

The following assumptions, adjustments, or estimates applied to our analysis of total compensation: share based compensation has been taken into consideration of total annual compensation, which is calculated based on the grant date fair value calculated according to U.S. GAAP without amortizing over the vesting periods. Additionally, we annualized the compensation for all full-time and temporary employees as of December 31, 2018. We believe that the use of cash and equity compensation for all employees is a consistently applied compensation measure because annual equity awards to employees are a key component of our compensation program and approximately 30% of our current employees receive annual equity awards as part of their compensation. After identifying the median employee based on total cash and equity compensation, we calculated annual total compensation of such employee. The medical benefits and other social funds borne by the Company was included in the total compensation. The Company also launched a 401(k) Plan in 2018.

As illustrated in the table below, our 2018 PEO to median employee pay ratio is 28:1.

Median Employee total annual compensation	$37,410
Mr. Liu (‟PEO”) total annual compensation	$1,046,272
Ratio of PEO to Median Employee Compensation	28:1

Compensation risk assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Compensation of Directors

Prior to the February 2013 merger with acquire Cellular Biomedicine Group Ltd. (the “Merger”), by which the Company acquired its primary biomedicine business, the Company compensated directors through options to purchase common stock as consideration for their joining our Board and/or providing continued services as a director. Directors were not provided with cash compensation, although the Company would reimburse their expenses.

After the Merger, the Company determined that the annual cash compensation (prorated daily) to be paid to each director shall consist of $30,000 for each independent director and $20,000 for each non-independent director. In addition, each independent director of the Board is eligible to receive a non-qualified option grant under the Plan, under which such director’s initial option grant shall be for a number of shares of common stock as set forth in the Independent Director Agreement for each such director and shall include such other terms to be determined by the Board and or its Compensation Committee.

On September 19, 2015, the Company held a Board meeting and approved new director compensation plan. The director compensation adjustment was made as a result of a compensation review undertaken by a professional, independent firm which included a comparison with industry peers. The Committee determined that annual cash compensation (prorated daily based on a 360 day year for any portion of the year if such director serves for less than a full term) to be paid to each non-independent director shall consist of : (i) $36,000 per year for services as a director, plus (ii) either (x) $40,000 for each committee on which such director serves, or (y) $110,000 for each committee on which such director serves as chairperson (or, if such director is the chairman of the full board, for such chair position). Such compensation shall be paid, at each director’s election, in either (a) thirty percent (30%) in cash and seventy percent (70%) in non-qualified stock options, or (b) fifty percent (50%) in cash and fifty percent (50%) in non-qualified stock options. On January 16, 2019, the Compensation Committee reviewed our compensation of the Directors and decided that there will be no change to the current compensation structure.

Accordingly, compensation for independent non-executive directors in calendar year 2018, as expressed on an annualized basis (reflecting adjustments during the year due to changes in committee composition), was as follows:

Note 1: These non-qualified options with exercise price of $19.71 were all granted on May 18, 2018 and will be fully vested on April 26, 2019.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board consists of a highly qualified, diverse group of leaders in their respective fields. Most of our directors have senior leadership experience at major domestic and multinational companies. In these positions, they have gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. They also have experience serving as executive officers, or on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends.

The Board believe the skills, qualities, attributes, and experience of our directors provide us with business acumen and a diverse range of perspectives to engage each other and management to effectively address our evolving needs and represent the best interests of our shareholders.

The Board considers candidates for director who are recommended by its members, by other Board members, by shareholders, and by management. In evaluating potential nominees to the Board, it considers, among other things: independence; character; ability to exercise sound judgment; diversity; age; demonstrated leadership; and relevant skills and experience, including financial literacy, antitrust compliance, and other experience in the context of the needs of the Board.

Nominees for Election

The Board determined it was in the best interest of the Company to authorize the nomination of Terry Belmont and Hansheng Zhou for a new Class I term. Accordingly, the Board has authorized the nomination of these two nominees to serve as Class I directors, and Class I has two director positions up for election at the Annual Meeting.

Subsequent to stockholder approval of this proposal, the Board will have a total of eight members, divided into three classes as follows:

Class	Term	Directors

Class I
Class I directors serve for a term of three years, and are elected by the stockholders at the beginning of each term. The next full 3-year term for Class I directors extends from the date of the 2019 annual meeting to the date of the 2022 annual meeting.
1. Terry A. Belmont 2. Hansheng Zhou, Ph.D.

Class II
Class II directors serve for a term of three years, and are elected by the stockholders at the beginning of each term. The next full 3-year term for Class II directors extends from the date of the 2017 annual meeting to the date of the 2020 annual meeting.
3. Chun Kwok Alan Au 4. Gang Ji 5. Bizuo (Tony) Liu

Class III
Class III directors serve for a term of three years, and are elected by the stockholders at the beginning of each term. The next full 3-year term for Class III directors extends from the date of this 2018 Annual Meeting to the date of the 2021 annual meeting.
6. Wen Tao (Steve) Liu 7. Nadir Patel 8. Bosun S. Hau

Our Board has nominated two Class I director candidates for election at the Annual Meeting, who are the same individuals listed above in position numbers 1 and 2. Each nominee has agreed, if elected, to serve a three-year term or until the election and qualification of his successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a Class I director:

Terry A. Belmont –Director

Mr. Belmont has been serving CBMG as an Independent Director since December 2013 and as Vice Chairman of the Board from March 2015 to January 2016, when he was elected to serve as Chairman of the Board. He also serves as a member of the Audit Committee and the Compensation Committee.

Mr. Belmont has over 30 years of experience in leading major academic and non-academic medical centers and healthcare entities with multi-campus responsibility. Since 2009, Mr. Belmont has overseen UC Irvine Medical Center, the main campus of UC Irvine Health, in Orange, California, and its licensed ambulatory facilities in Orange, Irvine, Costa Mesa, Anaheim and Santa Ana. Since his arrival in 2009, Mr. Belmont has led several expansion and renovation projects. He helped open the state-of the-art UC Irvine Douglas Hospital and led the development of a patient-centered healing garden and a 7-story clinical laboratory building. Mr. Belmont launched a 10-year facility master planning project for facility development at UC Irvine Medical Center and clinics throughout Orange County. Prior to joining UC Irvine Medical Center, Mr. Belmont served as CEO of Long Beach Memorial Medical Center and Miller Children’s Hospital from 2006 to 2009. He has also served as president and chief executive officer in several entities, including St. Joseph Hospital of Orange, Pacific Health Resources, California Hospital Medical Center and HealthForward.

Mr. Belmont’s substantial community involvement includes board positions with the Orange County World Affairs Council, Southern California College of Optometry, American Heart Association and Children’s Fund. He serves on the Board of Trustees of the University of Redlands. Mr. Belmont received his master’s in public health with a major in hospital administration from UC Berkeley, and a bachelor’s in business from the University of Redlands. In considering Mr. Belmont's eligibility to serve on the Board, the Board considered Mr. Belmont's business acumen in the healthcare industry.

Hangsheng Zhou – Director

Dr. Zhou has been a director of the Company since July 2016. Dr. Zhou is a well-respected and seasoned executive with over 28 years of experience in the science and technology industries in China. He currently serves as Chief Executive Officer and Chairman of Wuhan Dangdai Science & Technology Industries Group Co., Ltd. (“Wuhan Dangdai”), a China based privately held conglomerate with a substantial medical and pharmaceutical portfolio in China. Dr. Zhou previously served as Chief Financial Officer and Managing Director of Wuhan Humanwell Healthcare Group Co., Ltd. He holds a bachelor’s degree in Cell Biology and masters in Animal Biology from Wuhan University and has also earned his PhD degree in Applied Chemistry from Beijing Institute of Technology. Dr. Zhou is a member of the Company’s Compensation Committee. In considering Dr. Zhou’s eligibility to serve on the Board, the Board considered his leadership experience in managing both large pharmaceutical company in China and multinationals in substantially similar industries.

Compensation of Directors

The Company annually reviews the total compensation of our directors and each element of our director compensation program. As part of this process, the Company evaluates market data provided by its independent compensation consulting firm. The Company has determined that the annual cash compensation (prorated daily) to be paid to each director shall consist of $36,000 for each director. In addition, each independent director of the Board is eligible to receive a non-qualified option grant under the Company’s stock incentive plan, under which such director’s initial option grant shall be for a number of shares of common stock as set forth in the Independent Director Agreement for each such director and shall include such other terms to be determined by the Board and or its Compensation Committee.

Non-Executive Director Agreement

The Company has and will continue to enter into agreements with independent non-executive directors. Effective January 2016, directors are paid based on three components from the September 2015 Compensation Committee’s engagement with Deloitte Consulting LLP (“Deloitte Consulting”) to review the competitiveness of the Company’s non-employee director compensation program. The three components (each prorated daily based on a 360 day year for any portion of the year if he serves for less than a full term) are: (i) $36,000 per year for services as a director, plus (ii) $40,000 for each committee on which such director serves, and/or (iii) $110,000 for each committee for which such director serves as chairperson (or if such director is chair of the full board, for such chair position). Such compensation shall be paid, at each director’s election, in either (x) thirty percent (30%) cash and seventy percent (70%) in non-qualified stock options, or (y) fifty percent (50%) in cash and fifty percent (50%) in non-qualified stock options. Such options shall vest on the anniversary date of the director’s appointment to the committee or to his position as committee chair, or on the next annual meeting date as the case may be. Deloitte Consulting was solely engaged to review the competitiveness of the Company’s non-employee director compensation program. It determined different components of the director compensation based on custom industry peer group data and the National Association of Corporate Directors’ ("NACD”) 2014-2015 Director Compensation Report. Director compensation data from the industry peer group was used as the predominant source to understand the competitiveness of the Company’s director compensation program, while information from the NACD survey provided a supplemental market reference. Deloitte Consulting’s analysis of director compensation included these components of pay: annual retainer, board and committee meeting fees, additional committee retainers (including both chair and member retainers), total cash compensation (the sum of annual cash retainer and meeting fees), annual equity awards and total compensation (the sum of total cash compensation and annual equity awards). The Company reviewed the director’s compensation program again in January 2018 and determined that no changes should be made.

Consulting Agreement with Wen Tao (Steve) Liu

The Company entered into a consulting agreement with Wen Tao (Steve) Liu, which was effective as of February 7, 2016 and was to terminate on February 7, 2018, pursuant to which Steve Liu will advise the Chief Executive Officer on strategic opportunities, advise the Company on Chinese hospital management and provide other consulting services and advice as reasonably requested by the Company from time to time.  The Company agreed to: (i) pay cash compensation of $3,666 per month; (ii) reimburse the actual travel and other out-of-pocket expenses incurred solely in connection with services performed pursuant to the Company’s request; and (iii) pay premiums changed to continue medical coverage pursuant to the Company’s existing employee health plan.  Provided Steve Liu is ineligible to receive, or the Company is not able to provide, continuation coverage under the Company’s existing employee health plan, the Company shall pay cash payment equal to $1,667 for each month during the period and aggregate cash payment should not exceed $20,000; (iv) the terms of stock options shall be amended as additional consideration for the services rendered as follows: (1) all options will expire on May 6, 2017 or 3 months after Steve Liu ceases to serve on the Board, whichever is later; (2) Any unvested portion of the non-qualified stock option issued in 2013 with a strike price of $3.00 will continue to vest at a monthly rate until fully vested; and (3) Any unvested portion of the non-qualified stock option issued in 2015 with a strike price of $15.53 will continue to vest at a monthly rate until fully vested.

On January 28, 2018, the Compensation Committee approved the renewal of Steve Liu’s agreement for another two-year term, increased the cash compensation from $3,666 per month to $5,333 per month, and increased the continuation coverage under the Company’s existing employee health plan from $20,000 to $36,000. The Board has decided that Mr. Liu met the independence director requirement and Mr. Liu will continue to serve on the Board.

The following table sets forth compensation actually paid to directors as of December 31, 2018:

2018 DIRECTOR COMPENSATION TABLE

* Non-independent director

Note 1: Salary disclosed above is on cash basis.

Note 2: Option awards is the grant date fair value calculated according to U.S. GAAP without amortizing over the vesting periods.

Note 3: In January 2016, the Company and Steve Liu mutually agreed not to renew his employment agreement at the end of their respective terms. The Company then entered into a consulting agreement with Steve Liu, which became effective as of February 7, 2016. These consultation fees are included as all other compensation in above table. Details of the consulting agreement could be referred to in the section entitled “—Consulting Agreement with Wen Tao (Steve) Liu” above. On January 28, 2018, the Board’s Compensation Committee resolved to increase the consulting fee to $5,333 per month and annual medical coverage to be raised to $36,000.

Risk Management in Compensation Policies and Procedures

Due to the Company's lack of cash flow, it has historically compensated its officers predominantly in stock and with a smaller cash salary. By compensating these officers predominantly in stock, we believe they have a greater incentive to take steps to increase the value of the Company's stock than they would if compensated in cash. As the Company's value is largely based on the value of the equity it receives from its stockholders, paying the officers using Company stock may incentivize them to take additional risks in an attempt to increase the value of the Company's stock.

Vote and Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. This means that the three nominees with the greatest number votes for election will be elected.

Our Board recommends a vote “FOR” each of the nominees.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed BDO China as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2019. BDO China has also served as our independent registered public accounting firm for the fiscal years ended December 31, 2018, 2017 and December 31, 2016.

Stockholder ratification of the selection of BDO China as our independent registered public accounting firm is not required by our Bylaws or the Delaware General Corporation Law. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of BDO China as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm for fiscal year 2019. In making its recommendation to the Board that stockholders ratify the appointment of BDO China as our independent registered public accounting firm for the fiscal year ending December 31, 2019, the Audit Committee considered whether BDO China’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm.

Audit Fees

The Company paid or accrued the following fees in each of the prior two fiscal years to its accountants, including to its principal accountants, BDO China:

Audit fees include fees for the audit of our annual financial statements, reviews of our quarterly financial statements, and related consents for documents filed with the SEC. All other fees include fees for auditing of listing agreement clients as required by the SEC for listing.

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services (if any) and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. All of the services provided by our independent registered public accountants described above were approved by our Audit Committee.

Our principal accountants did not engage any other persons or firms other than the principal accountant’s full-time, permanent employees.

The Board has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board (“PCAOB”), and has discussed with its auditors its independence from the Company. The Board has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Auditor Representatives at Annual Meeting

We expect that representatives of BDO China will not be present at the Annual Meeting.

Vote Required and Recommendation

The affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against this proposal for the proposal to be approved.

The Board recommends that stockholders vote “FOR” ratification of the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 as described in this Proposal 2.

PROPOSAL 3 – APPROVAL OF THE COMPANY’S 2019 EQUITY INCENTIVE PLAN

Background

Our 2019 Equity Incentive Plan (the “Plan”) allows us to grant equity awards (including stock options, stock appreciate right, restricted stock, restricted stock units, stock bonus award and performance bonus awards) to our employees, officers and directors.

We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel for our clinical trials and other aspects of our operations. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward.

Summary of the Proposal

Our Board of Directors approved the creation of the Plan on March 14, 2019, subject to approval by our stockholders at the Annual Meeting. We are seeking stockholder approval of the Plan with 1,500,000 shares as the maximum number of shares that will initially be made available for issuance under the Plan subject to adjustment as described herein.

The Importance of the Proposed 2019 Equity Incentive Plan

We believe the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward. If we are unable to offer competitive equity packages to retain and hire employees, this could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent. We believe that creating an Equity Incentive Plan with 1,500,000 shares under the Plan is necessary for us to continue to offer a competitive equity incentive program. Based upon recent requirements, we believe that the addition of 1,500,000 shares may be sold under the Plan will provide us with enough shares to continue to offer competitive equity compensation through 2021.

Share Information

As of February 28, 2019, our previous Stock Incentive Plans had an aggregate of 2,592,030 shares subject to currently outstanding equity awards including (i) vested and exercisable options of 1,378,296 shares with a weighted average exercise price of $11.51;  (ii) 430,097 unvested options with a weighted average remaining term of 1.6 years and a weighted average exercise price of $15.37; (iii) 215,637 shares of outstanding restricted stock units with a weighted average remaining term of 1.25 years; (iv) potential maximum 568,000 shares of performance share awards with a weighted average remaining term of 2.03 years.  As of February 28, 2019, 267,776 shares are available for future issuance in the Stock Incentive Plans.

Description of the Plan

The following summary describes the material features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Capitalized terms used but not defined in this proposal shall have the same meaning ascribed to them in the Plan. A copy of the Plan, including the proposed amendments, is attached hereto as Annex A. The following description is qualified in its entirety by reference to the Plan.

Administration. Our Compensation Committee will administer the Plan. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any Awards granted under the Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Plan. Our Compensation Committee will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Employees, directors, officers, advisors or consultants of the company or its affiliates are eligible to participate in the Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the Plan, however, it may delegate such authority to one or more officers of the company under the circumstances set forth in the Plan.

Number of Shares Authorized.  If this Proposal 3 is approved, the number of shares initially issuable will be 1,500,000 shares. Additionally, commencing on the first business day in 2020 and on the first business day of each calendar year thereafter while the Plan is in effect, the maximum aggregate number of Common Shares available for issuance under this Plan shall be increased such that, as of such first business day, the maximum aggregate number of Common Shares available for issuance under this Plan shall be equal to One Hundred One Percent (101%) of the maximum aggregate number of Common Shares available for issuance in the prior year. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the common shares subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Plan.

Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of shares of common stock available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of shares of common stock available for issuance by one share.

If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our Plan, the number of shares covered by awards then outstanding under our Plan, the limitations on awards under our Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The Plan has a term of ten years and no further awards may be granted under the Plan after that date.

Awards Available for Grant. Our Compensation Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

Vesting. Unless otherwise provided by our Compensation Commitee and specified in an award agreement, Options, Stock Appreciation Rights. Restricted Stock and Restricted Stock units granted under the plan will vest over a period of four years, and vest or lapse with respect to one-fourth of such awards on the first anniversary of the date of the grant with the remaining three-fourths to vest in six equal installments on each of the successive six-month anniversaries of the date of grant.

Options. Our Compensation Committee will be authorized to grant Options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by our Compensation Committee. Under the terms of the Plan, unless our Compensation Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Plan) of our common shares at the time of grant. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or our Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as our Compensation Committee may determine to be appropriate.

Stock Appreciation Rights. Our Compensation Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Plan. SARs will be subject to the terms and conditions established by our Compensation Committee. An SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An Option granted under the Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs. SARs shall be subject to terms established by our Compensation Committee and reflected in the award agreement.

Restricted Stock. Our Compensation Committee will be authorized to award Restricted Stock under the Plan. Our Compensation Committee will determine the terms of such Restricted Stock awards. Restricted Stock are shares of common stock that generally are non-transferable and subject to other restrictions determined by our Compensation Committee for a specified period. Unless our Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

Restricted Stock Unit Awards. Our Compensation Committee will be authorized to award Restricted Stock Unit awards. Our Compensation Committee will determine the terms of such Restricted Stock Units. Unless our Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. Upon vesting of Restricted Stock Units, the participant will be entitled to beneficial ownership of a number of shares of common stock equal to the number of units earned.

Stock Bonus Awards. Our Compensation Committee will be authorized to grant awards of unrestricted shares of common stock or other awards denominated in shares of common stock, either alone or in tandem with other awards, under such terms and conditions as our Compensation Committee may determine.

Performance Compensation Awards. Our Compensation Committee will be authorized to grant any award under the Plan in the form of a Performance Compensation Award by conditioning the vesting of the award on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination thereof, as determined by the Committee.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. Our Compensation Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment. The Plan will have a term of ten years. Our board of directors may amend, suspend or terminate the Plan at any time; however, stockholder approval to amend the Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control. In the event of a Change in Control (as defined in the plan) the terms of vesting, expiration, and the ability of an affected participant of the plan to participate in such Change in Control transaction with respect to all outstanding options and equity awards issued under the Plan will be governed by the terms and conditions of such participant's employment agreement, subject to any modification the compensation committee deems appropriate in its sole discretion. In general, our Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a Change in Control. Our Compensation Committee can also provide otherwise in an award agreement under the Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. There are a number of requirements that must be met for a particular option to be treated as a qualified option. One such requirement is that shares of common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the company for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the shares of common stock subject to the award are transferred to the participant over the amount the participant paid for such shares, if any. The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer, principal financial officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

Plan Benefits

Future grants under the Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Plan will depend on a number of factors, including the fair market value of our shares of Common Stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Plan.

Required Vote

Approval of the Plan will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Meeting. Assuming the presence of a quorum of more than 50% of the shares of our common stock, the failure to vote will have no effect on the outcome of the vote.

Interests of Directors and Officers

Our directors may grant awards under the Plan to themselves as well as our officers, in addition to granting awards to our other employees.

The Board recommends that stockholders vote “FOR” the approval of the Cellular Biomedicine Group, Inc. 2019 Equity Incentive Plan as described in this Proposal 3.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers and Directors

Set forth below is information regarding the Company's current directors and executive officers as of the date of this Proxy Statement. The executive officers serve at the pleasure of the Board of Directors.

On June 26, 2017, Meng Xia was appointed as the Company’s Chief Operating Officer but transitioned to the role of Head of Early Diagnosis and Intervention on February 6, 2018. As a result, although she is not listed as a current officer below, Ms. Xia is listed as “named executive officers” (as such term is defined in Item 402 of Regulation SK promulgated under the Exchange Act) and the terms of their compensation is disclosed herein.

On February 5, 2018, the Company closed a private placement of approximately $30.6 million. Pursuant to the securities purchase agreement for this private placement, the investors have the right to nominate one director to the board of directors of the Company to stand for election at the 2018 Annual Meeting of Stockholders. Effective as of the closing of above private placement, Bosun S. Hau was appointed as a nonexecutive Class III director of the Company pursuant to the Company’s agreement with investors in connection with the private placement consummated in February 2018.

The directors are divided into three classes and serve three year terms, as follows:

Name	Age	Position	Term
Wen Tao (Steve) Liu	63	Independent Director	Class III
Hansheng Zhou (2)	55	Independent Director	Class I
Tony (Bizuo) Liu	54	Chief Executive Officer and Chief Financial Officer	Class II
Chun Kwok Alan Au (1)(3)	46	Independent Director	Class II
Gang Ji (2)	44	Independent Director	Class II
Terry A. Belmont (1)(2)(3)	72	Chairman of the Board and Independent Director	Class I
Nadir Patel (1)(3)	48	Independent Director	Class III
Bosun S. Hau (2)(3)	40	Independent Director	Class III
Yihong Yao	51	Chief Scientific Officer	N/A
Andrew Chan	61	Chief Legal Officer (General Counsel), Corporate Development and Secretary	N/A
Li (Helen) Zhang	61	Chief Production Officer	N/A

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee

There are no family relationships between any of our directors or executive officers. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current directors to the Company’s Board. Except for the board observer seat granted to Wuhan Dangdai as a condition of its $43.3 million investment in the Company and the nomination of Bosun S. Hau as a Class III director at the 2018 Annual Meeting, there are no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of the Company’s affairs. There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors are acting on behalf of, or will act at the direction of, any other person.

The following is a brief description of the business experience during the past five years of our executive officers and directors as of the date of this Proxy Statement who are not up for election at this Annual Meeting:

Bizuo (Tony) Liu, Chief Executive Officer, Chief Financial Officer and Director

Tony Liu has served as the Company’s Chief Executive Officer since February 2016 and Chief Financial Officer and Secretary since January 2014.He has also served as Director of the Company from February 2013 to January 2014. Since January 2013, Mr. Liu has served as the Corporate Vice President at Alibaba Group, handling Alibaba’s overseas investments.  Since joining Alibaba in 2009, Mr. Liu has severed in various positions including Corporate Vice President at B2B corporate investment, corporate finance, and General Manager for a global ecommerce platform.  From July 2011 to December 2012, he served as CFO for HiChina, a subsidiary of Alibaba, an internet infrastructure service provider.  Prior to joining Alibaba, Mr. Liu spent 19 years at Microsoft Corporation where he served a variety of finance leadership roles. He was the General Manager at Corporate Strategy looking after Microsoft China investment strategy and Microsoft corporate strategic planning process.  Mr. Liu was a leader in Microsoft corporate finance organization during the 1990s as Corporate Accounting Director.  Mr. Liu earned a B.S. degree in Physics from Suzhou University, Suzhou, China and has completed MBA/MIS course work at Seattle Pacific University. Mr. Liu obtained his Washington State CPA certificate in 1992.

In considering Mr. Liu’s eligibility to serve on the Board, the Board considered Mr. Liu’s leadership, extensive accounting and financial control background, as well as multinational corporate executive management experience in diverse industries.

Chun Kwok Alan Au - Director

Alan was served as a member of our Board since November 2014. He currently serves as a member of the Audit Committee and Chair of the Nomination Committee.

Alan has over 15 years of experience across healthcare investment banking, private equity and venture capital investments in Asia/China. He is Founder/Managing Partner at GT Healthcare Group, a private equity fund focusing on cross border healthcare investments.

Alan is an Adviser to Simcere Pharmaceutical Group, a leading pharmaceutical company in China (previously listed on NYSE:SCR, privatized in Dec 2013, when Alan was Chairman of the Special Committee on the Board of Directors). He was also a member of the Board, Audit Committee and Compensation Committee of China Nepstar Chain Drugstore Ltd. (NYSE: NPD, privatized in Sep 2016) from 2013 to 2016. Alan also serves as a panel member for the Entrepreneur Support Scheme (ESS Program) of the Innovation and Technology Fund of the Hong Kong SAR Government since 2014.

Before that, Alan was Head of Asia Healthcare Investment Banking of Deutsche Bank Group, advising healthcare IPOs and M&A in the region between 2011 and 2012. Prior to that, he was Executive Director at JAFCO Asia Investment Group, responsible for healthcare investments in China from 2008 to 2010, and Investment Director at Morningside Group, responsible for healthcare investments in Asia from 2000 to 2005. From 1995 to 1999, Mr. Au worked at KPMG and KPMG Corporate Finance Ltd., responsible for regional M&A transactions and financial advisory services.

Alan is a Certified Public Accountant in the U.S. and holds the Chartered Financial Analyst (CFA) designation. He is an associate member of the Hong Kong Institute of Financial Analysts and member of the American Institute of Certified Public Accountants. Alan received his Bachelor's degree in Psychology from the Chinese University of Hong Kong, and a Master's degree in Management from Columbia Business School in New York. In considering Mr. Au’s eligibility to serve on the Board, the Board considered his expertise in healthcare investment and his financial acumen.

Gang Ji – Director

Mr. Ji has been a director of the Company since October 2016. Mr. Ji has sixteen years of experience in finance and investment. He has been serving as Vice President  and Head of Strategic Investment of Ant Financial since January 2016 responsible for global strategic investments of Ant Financial. Before joining Ant Financial, he served Alibaba Group as Vice President responsible for strategic investment for seven years. Prior to joining Alibaba, Mr. Ji worked for several venture capital funds and also served as an auditor of KPMG. He currently serves as a director of Asia Game Technology Ltd., a company listed on the Hong Kong Stock Exchange (HKEX: 8279) as well as several private technology companies. Mr. Ji holds a bachelor’s degree in international business management from University of International Business and Economics (Beijing). He currently serves on the Company’s Compensation Committee. In considering Mr. Ji’s eligibility to serve on the Board, the Board considered Mr. Ji’s board experience, leadership, extensive accounting and financial control background, venture capital tenure as well as multinational corporate executive management experience in a highly regulated industry.

Wen Tao (Steve) Liu, Director

Wen Tao (Steve) Liu has been a director of the Company since October 2013. Dr. Liu has over 30 years of professional career encompassing biomedicine, clean energy and semiconductor industries. He has led multi-national businesses as well as entrepreneurial companies, with a proven track record of delivering financial results and shareholder value. He served on board of directors of various public and private companies in the United States, China, Hong Kong, Canada, and Australia. Dr. Liu previously served as Chairman and CEO of Cellular Biomedicine Group Inc. In October 2013, he transitioned to the role of Executive Chairman of the Board and, in February 2016, to the role of director and strategic advisor to CBMG’s management. Prior to CBMG, Dr. Liu served as President and CEO of Seeo Inc. from July 2010 to Feb 2012, and as director to Aug 2015 where he led a team of scientists and entrepreneurs for the development of solid-state lithium ion battery for electric vehicles and smart grid applications. Under his leadership, Seeo received multiple funding from Department of Energy and venture capital firms. Seeo was elected to Global Cleantech 100 and top Energy Technology Startups in 2011. Before that, Mr. Liu worked 25 years in semiconductor industry. From 2003 to 2009, he was President and CEO of Shanghai Huahong NEC Electronics Company (now HHGRACE), for which he received the White Magnolia Award from Shanghai Government for his contribution to international collaboration and economic development of the city. From 1989 to 2002, he was Vice President and GM of Peregrine Semiconductor, Vice President and GM of Integrated Device Technology, Vice President and General Manager of Quality Semiconductor and Managing Director of Quality Semiconductor Australia. Mr. Liu served Cypress Semiconductor in various engineering capacity from 1984 to 1989. Mr. Liu earned a Bachelor’s degree in Chemistry from Nanjing University, Nanjing China. He holds a Doctorate in Physical Chemistry from Rensselaer Polytechnic Institute, Troy New York. In considering Dr. Liu’s eligibility to serve on the Board, the Board considered Dr. Liu’s board experience as well as his prior experience as a leader and executive officer.

Nadir Patel – Director

Mr. Patel has served as an independent director of the Company since July 2014. Mr. Patel is a senior Canadian diplomat currently serving in India. He previously held the position of Chief Financial Officer for Canada’s Department of Foreign Affairs, Trade and Development, which included the responsibilities of strategic planning, corporate finance and operations, risk management and performance. Mr. Patel has previously served as Canada’s Consul General in Shanghai, promoting trade and investment between Canada and China, as well as Canada’s Chief Air Negotiator where he negotiated bilateral treaties on behalf of the Canadian government.  Mr. Patel also served on the Board of Governors of the International Development Research Centre (and on its Audit and Finance Committee), as well as the Advisory Board of Wilfrid Laurier University’s School of Business and Economics. He has a Master of Business Administration (MBA) from New York University’s Stern School of Business, the London School of Economics and Political Science, and the HEC Paris School of Management.  In considering Mr. Patel’s eligibility to serve on the Board, the Board considered his financial expertise, international education and experience, and knowledge of corporate governance practices through his past participation on public sector Boards. Mr. Patel serves as Chair of the Audit Committee and as a member of the Nominating and Governance Committee for CBMG.

Bosun S. Hau– Director

Mr. Hau has been a director of the Company since February 2018. Mr. Hau has nearly 15 years of healthcare industry experience, primarily as an investor in both private and publicly-listed companies. Since October 2015, Mr. Hau has served as a Managing Director and Partner of Sailing Capital. From August 2009 to October 2015, Mr. Hau served as a Partner of MVM Life Science Partners. From July 2004 to August 2007, Mr. Hau served as an equity research analyst covering the medical device and pharmaceutical industries for JP Morgan Securities, Inc. and Prudential Securities, Inc. Since 2009, Mr. Hau has served as a member of the board of directors of several private biotechnology, specialty pharmaceutical and medical device companies. Mr. Hau received a B.S. in Molecular and Cellular Biology, a B.S.H.S. in Physiological Sciences and a B.A. in Psychology from the University of Arizona, an M.Sc. in Biotechnology from Johns Hopkins University and an M.B.A in Finance and Health Management from the Wharton School at the University of Pennsylvania. The Company believes Mr. Hau’s extensive experience in the venture capital/private equity and financial services industries qualifies him to serve on our Board. In considering Mr. Hau’s eligibility to serve on the Board, the Board considered Mr. Hau’s extensive biomedicine and pharmaceutical background as well as venture capital tenure in the industry. Mr. Hau was nominated by Sailing Capital Overseas Investment Ltd. in accordance with the terms of the private placement consummated in February 2018.

Yihong Yao – Chief Scientific Officer

Mr. Yao has been Chief Scientific Officer since August 2015. Mr. Yao brings nearly twenty years of experience in the life sciences industry and academia with strong expertise in clinical biomarker discovery and development, strategy and personalized medicine. From 2005 until his appointment as Chief Scientific Officer, Mr. Yao served in various senior scientific positions at MedImmune, including most recently as director and head of pharmacogenomics and bioinformatics in the department of Translational Sciences from 2011 to July 2015. From 2001 to 2005, Mr.Yao served as Senior Scientist, Translational Science at Abbott Bioresearch Center. He holds a bachelor’s degree in Biochemistry from Fudan University, Shanghai, China, a master’s degree in Bioinformatics from Boston University, and a PhD in Molecular Biology and Biochemistry from the University of Kansas, and he was a postdoctoral fellow at Johns Hopkins University School of Medicine.

Andrew Chan –Chief Legal Officer (General Counsel), Corporate Development & Secretary

Mr. Chan served as Senior Vice President of Corporate Business Development since January 2014, and was appointed Secretary and General Counsel in September 2016 and February 2018, respectively. He previously served as Secretary and Chief Financial Officer from February 2011 to January 2014. From 2003 until 2011, Mr. Chan was with Jazz Semiconductor and held various management roles focusing on business operations, business and corporate development. Prior to 2003, Mr. Chan was Vice President of Business Operations and Supply Chain Management for Mindspeed Technologies. In 2000, Mr. Chan served as Vice President of Supply Chain Management at Conexant Systems. Mindspeed and Jazz were spin-offs of Conexant. Conexant began as a division of Rockwell International, before being spun off as a public company. Previously, Mr. Chan’s focus was in aviation and aerospace services. He served in diverse technical and operations management roles at Eastern Airlines, Continental Express and at Allied Signal (now called Honeywell) as Sr. Director of Strategic Business Development. Mr. Chan earned a B.S. degree in Management from Embry Riddle Aeronautical University and an MBA with specialization in Computer System Management and Operations Research from Nova University. He also holds a Jurisprudence Doctorate (J.D.) degree from South Texas College of Law.

Li (Helen) Zhang, Chief Production Officer

Ms. Zhang has been serving as our Chief Production Officer since February 2018. She has been serving as director of Technology and Manufacturingof the Company since March 2011 and also served as the Senior Vice President of Technology and Manufacturing of the Company from March 2013 to January 2018. She has over 27 years of experience in Cell & Gene Therapy. Beginning in 1998, Dr. Zhang worked for 13 years as a Staff Scientist and Associate Director of Production and Process Development for the Harvard Gene Therapy Initiative at Harvard Medical School. She was a Max Delbruck Research Fellow at the National Research Center for Molecular Medicine in Berlin, Germany and served as a Research Associate in Robert Russell Teaching Hospital of Humboldt University in Berlin, Germany from 1992 to 1998. Dr. Zhang holds a Bachelor’s degree in Medicine from Nantong Medical School in Nantong, China.

Summary Compensation Table

The following table sets forth for the years ended December 31, 2018, 2017, and 2016 compensation awarded to, paid to, or earned by, Bizuo (Tony) Liu (our current CEO and CFO), Andrew Chan (our CLO, Corporate Business Development and Secretary), Yihong Yao (our CSO) and Li (Helen) Zhang (our CPO).

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($) (4)	($) (4)	($) (2)	($) (3)	($)	($)	($) (1) (4)	($)
Bizuo (Tony) Liu, Chief Executive Officer, Chief Financial Officer and Director	2018	337,201	150,000	559,071	-	-	-	-	1,046,272
	2017	300,000	100,000	238,750	1,384,800	-	-	27,513	2,051,063
	2016	240,000	-	-	637,240	-	-	23,017	900,257
Andrew Chan, Chief Legal Officer (General Counsel), Corporate Development and Secretary	2018	278,602	115,000	107,106	-	-	-	12,319	513,027
	2017	259,796	80,000	45,745	351,630	-	-	38,028	775,199
	2016	242,584	80,000	-	206,700	-	-	26,015	555,299
Yihong Yao, Chief Scientific Officer	2018	269,475	78,600	123,442	-	-	-	10,678	482,195
	2017	259,375	75,000	52,716	244,065	-	-	25,225	656,381
	2016	250,000	30,648	-	137,800	-	-	23,985	442,433
Li (Helen) Zhang, Chief Production Officer	2018	245,349	39,118	163,024	-	-	-	-	447,491
	2017	145,709	43,713	69,620	313,921	-	-	-	572,963
	2016	124,055	37,217	-	137,800	-	-	-	299,072

(1)	All other compensation all represents 401(k) Plan costs.

(2)	Stock awards is comprised of fair value of the delivered stock and cash payout of surrendered restricted stock for individual income tax payment purpose.

(3)	Option awards is the grant date fair value calculated according to U.S. GAAP without amortizing over the vesting periods.

(4)	Salary, bonus and all other compensation included above are on a cash basis.

The following table sets forth information concerning outstanding stock options for each named executive officer and director as of December 31, 2018.

(1)
Represents an option to purchase up to 146,667 shares that were issued on 2/20/2013 with a monthly vesting schedule over a 36 month period, an exercise price of $3.00 and an expiration date will be May 6, 2017 or 3 months after his board role ends, whichever is later.

(2)
Represents an option to purchase up to 46,667 shares that were issued on 2/20/2013 with a monthly vesting schedule over a 36-month period, an exercise price of $3.00 and an expiration date of 2/20/2023, within which 7,787 shares has been exercised in 2015 and 2016.

(3)
Represents an option to purchase up to 47,000 shares that were issued on 5/16/2014 with a monthly vesting schedule over a 31-month period, an exercise price of $5.61 and an expiration date of 5/16/2024, within which 9,096 shares has been exercised in 2015 and 2016.

(4)
Represents an Incentive Stock Option (ISO) to purchase up to 4,500 shares that were issued on 4/8/2016, with full vesting at the one year anniversary of the grant date, an exercise price of $18.61 and an expiration date of 4/8/2026.

(5)
Represents an option to purchase up to 10,500 shares that were issued on 4/8/2016, with 4,500 shares vesting on February 7, 2018 and 6,000 shares vesting on February 7, 2019, an exercise price of $18.61 and an expiration date of 4/8/2026.

(6)
Represents an option to purchase up to 15,000 shares that were issued on 1/20/2017, with an exercise price of $12.55 and an expiration date of 1/20/2027, which were all vested and became exercisable on 1/20/2017.

(7)	Represents an option to purchase up to 23,000 shares that were issued on 3/3/2017 with a monthly vesting schedule over a 48-month period, an exercise price of $12.4 and an expiration date of 3/3/2027.
(8)	Represents an option to purchase up to 255,000 shares that were issued on 1/3/2014 with a monthly vesting schedule over a 36-month period, an exercise price of $5 and an expiration date of 1/3/2024.
(9)	Represents an option to purchase up to 5,300 shares that were issued on 3/5/2013 with a monthly vesting schedule over a 36-month period, an exercise price of $7.23 and an expiration date of 3/5/2023.
(10)	Represents an option to purchase up to 15,000 shares that were issued on 2/11/2015 vesting 1/3 on 7/23/2015 and each anniversary, an exercise price of $20.63 and an expiration date of 7/23/2021.
(11)	Represents an option to purchase up to 15,000 shares that were issued on 2/11/2015 vesting 1/3 on 8/14/2015 and each anniversary, an exercise price of $20.63 and an expiration date of 8/14/2021.
(12)	Represents an option to purchase up to 97,800 shares that were issued on 2/11/2015 vesting 1/3 on 12/31/2015 and each anniversary, an exercise price of $15.53 and an expiration date of 12/31/2021.
(13)	Represents an option to purchase up to 8,000 shares that were issued on 2/11/2015 vesting 1/3 on 12/31/2015 and each anniversary, an exercise price of $15.53 and an expiration date of 12/31/2021.
(14)
Represents an option to purchase up to 30,000 shares that were issued on 4/6/2015, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $35.53 and an expiration date of 4/6/2025.

(15)
Represents an option to purchase up to 40,000 shares that were issued on 4/11/2016, with full vesting of 30%, 30% and 40% at each year anniversary of February 6, 2016 for 3 years, an exercise price of $20 and an expiration date of 4/11/2026.

(16)
Represents an option to purchase up to 30,000 shares that were issued on 1/21/2017, with an exercise price of $12.55 and an expiration date of 1/20/2027, which were all vested and became exercisable on 1/21/2017.

(17)
Represents an option to purchase up to 120,000 shares that were issued on 3/3/2017 with a monthly vesting schedule over a 48-month period, an exercise price of $12.4 and an expiration date of 3/3/2027.

(18)
Represents an option to purchase up to 4,000 shares that were issued on 12/9/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $12.94 and an expiration date of 12/9/2024.

(19)
Represents an option to purchase up to 3,000 shares issued on 11/7/2014 with full vesting at the one year anniversary of the grant date, an exercise price of $15.62 and an expiration date of 11/7/2024.

(20)	Represents an option to purchase up to 8,761 shares issued on 2/9/2016 with full vesting on 11/8/2016, an exercise price of $20 and an expiration date of 2/9/2023.
(21)	Represents an option to purchase up to 11,895 shares issued on 12/28/2016 with full vesting on 6/2/2017, an exercise price of $13.35 and an expiration date of 12/28/2026.
(22)	Represents an option to purchase up to 14,648 shares issued on 4/28/2017 with full vesting on 4/28/2018, an exercise price of $10.8 and an expiration date of 4/28/2027.
(23)	Represents an option to purchase up to 8,765 shares issued on 5/18/2018 with full vesting on 4/26/2019, an exercise price of $19.71 and an expiration date of 5/18/2028.

(24)
Represents an option to purchase up to 5,000 shares that were issued on 1/3/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $5 and an expiration date of 1/3/2024.

(25)
Represents an option to purchase up to 2,000 shares that were issued on 11/7/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $15.62 and an expiration date of 11/7/2024.

(26)
Represents an option to purchase up to 5,000 shares that were issued on 1/3/2015, with full vesting at the one year anniversary of the grant date, an exercise price of $13.79 and an expiration date of 1/3/2025.

(27)	Represents an option to purchase up to 5,946 shares that were issued on 2/9/2016, with full vesting on November 8, 2016, an exercise price of $20 and an expiration date of 2/9/2023.
(28)	Represents an option to purchase up to 6,992 shares issued on 12/28/2016 with full vesting on June 2, 2017, an exercise price of $13.35 and an expiration date of 12/28/2026.
(29)	Represents an option to purchase up to 8,611 shares issued on 4/28/2017 with full vesting on 4/28/2018, an exercise price of $10.8 and an expiration date of 4/28/2027.
(30)	Represents an option to purchase up to 5,152 shares issued on 5/18/2018 with full vesting on 4/26/2019, an exercise price of $19.71 and an expiration date of 5/18/2028.
(31)
Represents an option to purchase up to 4,000 shares that were issued on 11/7/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $15.62 and an expiration date of 11/7/2024.

(32)	Represents an option to purchase up to 5,056 shares that were issued on 2/9/2016, with full vesting on November 8, 2016, an exercise price of $20 and an expiration date of 2/9/2023.
(33)	Represents an option to purchase up to 2,060 shares that were issued on 3/25/2016, with full vesting on November 6, 2016, an exercise price of $20 and an expiration date of 3/25/2023.
(34)	Represents an option to purchase up to 9,789 shares issued on 12/28/2016 with full vesting on June 2, 2017, an exercise price of $13.35 and an expiration date of 12/28/2026.
(35)	Represents an option to purchase up to 12,056 shares issued on 4/28/2017 with full vesting on 4/28/2018, an exercise price of $10.8 and an expiration date of 4/28/2027.
(36)	Represents an option to purchase up to 7,213 shares issued on 5/18/2018 with full vesting on 4/26/2019, an exercise price of $19.71 and an expiration date of 5/18/2028.

(37)
Represents an option to purchase up to 25,000 shares that were issued on 8/4/2015, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $26.53 and an expiration date of 8/4/2025.

(38)
Represents an option to purchase up to 10,000 shares that were issued on 4/8/2016, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $18.61 and an expiration date of 4/8/2026.

(39)	Represents an option to purchase up to 26,500 shares that were issued on 3/3/2017 with a monthly vesting schedule over a 48-month period, an exercise price of $12.4 and an expiration date of 3/3/2027.
(40)
Represents an option to purchase up to 5,300 shares that were issued on 7/8/2016, with full vesting at the one year anniversary of the grant date, an exercise price of $16 and an expiration date of 7/8/2026.

(41)	Represents an option to purchase up to 12,056 shares issued on 4/28/2017 with full vesting on 4/28/2018, an exercise price of $10.8 and an expiration date of 4/28/2027.
(42)	Represents an option to purchase up to 7,213 shares issued on 5/18/2018 with full vesting on 4/26/2019, an exercise price of $19.71 and an expiration date of 5/18/2028.
(43)	Represents an option to purchase up to 3,620 shares that were issued on 11/11/2016, with full vesting on June 2, 2017, an exercise price of $14.7 and an expiration date of 11/11/2026.
(44)	Represents an option to purchase up to 4,926 shares issued on 4/28/2017 with full vesting on 4/28/2018, an exercise price of $10.8 and an expiration date of 4/28/2027.
(45)	Represents an option to purchase up to 2,947 shares issued on 5/18/2018 with full vesting on 4/26/2019, an exercise price of $19.71 and an expiration date of 5/18/2028.
(46)
Pursuant to the long-term incentive plan, Mr. Bizuo (Tony) Liu has a right to obtain restricted stock up to 120,000 shares that were issued from 3/27/2017 with a monthly vesting schedule over a 48-month period till 2/27/2021. As of 12/31/2018, there is 65,000 shares of restricted stock to be vested. In addition, Mr. Bizuo (Tony) Liu is also eligible for a stock price sensitive restricted stock awards when the Company’s common stock’s 20-day volume weighted average price (VWAP) is over $30 per share at closing between 2/27/2017 and 2/27/2021. This restricted stock rewards is in linear 1% incremental, earned and upon award trigger in accordance with the common stock price target. The eligible common stock shares could vary from 60,000 shares to 240,000 shares when the Company’s VWAP during the period varies from $30 to $60 per share. The stock price sensitive restricted stock awards will be delivered on 2/27/2021.

(47)
Pursuant to the long-term incentive plan, Mr. Andrew Chan has a right to obtain restricted stock up to 23,000 shares that were issued from 3/27/2017 with a monthly vesting schedule over a 48-month period till 2/27/2021. As of 12/31/2018, there is 12,462 shares of restricted stock to be vested. In addition, Mr. Andrew Chan is also eligible for a stock price sensitive restricted stock awards when the Company’s common stock’s 20-day volume weighted average price (VWAP) is over $30 per share at closing between 2/27/2017 and 2/27/2021. This restricted stock rewards is in linear 1% incremental, earned and upon award trigger in accordance with the common stock price target. The eligible common stock shares could vary from 12,000 shares to 48,000 shares when the Company’s VWAP during the period varies from $30 to $60 per share. The stock price sensitive restricted stock awards will be delivered on 2/27/2021.

(48)
Pursuant to the long-term incentive plan, Mr. Yihong Yao has a right to obtain restricted stock up to 26,500 shares that were issued from 3/27/2017 with a monthly vesting schedule over a 48-month period till 2/27/2021. As of 12/31/2018, there is 14,356 shares of restricted stock to be vested. In addition, Mr. Yihong Yao is also eligible for a stock price sensitive restricted stock awards when the Company’s common stock’s 20-day volume weighted average price (VWAP) is over $30 per share at closing between 2/27/2017 and 2/27/2021. This restricted stock rewards is in linear 1% incremental, earned and upon award trigger in accordance with the common stock price target. The eligible common stock shares could vary from 13,500 shares to 54,000 shares when the Company’s VWAP during the period varies from $30 to $60 per share. The stock price sensitive restricted stock awards will be delivered on 2/27/2021.

(49)
Pursuant to the long-term incentive plan, Ms. Li (Helen) Zhang has a right to obtain restricted stock up to 34,000 shares that were issued from 3/27/2017 with a monthly vesting schedule over a 48-month period till 2/27/2021. As of 12/31/2018, there is 18,962 shares of restricted stock to be vested. In addition, Mr. Yihong Yao is also eligible for a stock price sensitive restricted stock awards when the Company’s common stock’s 20-day volume weighted average price (VWAP) is over $30 per share at closing between 2/27/2017 and 2/27/2021. This restricted stock rewards is in linear 1% incremental, earned and upon award trigger in accordance with the common stock price target. The eligible common stock shares could vary from 31,000 shares to 62,000 shares when the Company’s VWAP during the period varies from $30 to $60 per share. The stock price sensitive restricted stock awards will be delivered on 2/27/2021.

(50)
Represents an option to purchase up to 12,000 shares that were issued on 3/11/2013, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $5.2 and an expiration date of 3/11/2023.

(51)
Represents an option to purchase up to 20,000 shares that were issued on 3/17/2014, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $5.19 and an expiration date of 3/17/2024.

(52)
Represents an option to purchase up to 15,500 shares that were issued on 1/2/2015, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $13.79 and an expiration date of 1/2/2025.

(53)
Represents an option to purchase up to 10,000 shares that were issued on 4/8/2016, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $18.61 and an expiration date of 4/8/2026.

(54)	Represents an option to purchase up to 34,000 shares that were issued on 3/3/2017 with a monthly vesting schedule over a 48-month period, an exercise price of $12.4 and an expiration date of 3/3/2027.
(55)
Represents an option to purchase up to 200 shares that were issued on 5/14/2017, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $5.3 and an expiration date of 5/14/2027.

Option Exercises and Stock Vested during the Year Ended December 31, 2018

Note: Stock awards in above table includes all the entitled restricted stock rewards under long-term incentive plan and doesn’t exclude the withheld restricted stock for individual income tax payment purpose.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an executive officer of the Company, nor did they have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2018.

Executive Employment Agreements

On January 20, 2017, the Compensation Committee met and deliberated a new retention plan with long-term incentives as recommended by the CEO for eight key management executives. Besides Mr. Tony Liu, Mr. Yihong Yao, Mr. Andrew Chan and Mrs. Helen Zhang, the retention plan also included four management executives in the LTIP. On January 21, 2017, the Board ratified the Compensation Committee’s recommendation to implement the retention plan, pursuant to which the Company will enter into a new four-year employment agreement with each of the eight key management executives.  It was approved that the new agreement terms would include customary change of control provisions and a four-year long-term incentive award under the 2014 Incentive Plan, comprised of:

1.Stock Price Sensitive Performance RSU awards (“Performance RSUs”) to be vested and delivered in 2021; and
2.Time Sensitive RSUs and Stock Options, which vest monthly vesting over 48 months.

At the January 20, 2017 meeting and as ratified by the Board on January 21, 2017, the Compensation Committee determined that Mr. Tony Liu would receive an annual base salary of $300,000 and would be granted 240,000 shares of Performance RSUs and 120,000 shares in each of the Time Sensitive RSUs and Stock Options.

On the recommendation of the CEO, and as approved by the Compensation Committee, it was determined that Mr. Yihong Yao would receive an annual base salary of $262,500 and will be granted 27,000 shares of Performance RSUs and 26,500 shares in each of the Time Sensitive RSUs and Stock Options and Mr. Andrew Chan would receive an annual base salary of $240,000 and will be granted 24,000 shares of Performance RSUs and 23,000 shares in each of the Time Sensitive RSUs and Stock Options.

On March 3, 2017, the Company amended and restated its existing employment agreements (each, a “2017 Employment Agreement”) with each of Tony Liu, Andrew Chan and Yihong Yao. In addition to the compensation terms ratified by the Board or Compensation Committee and discussed above, the 2017 Employment Agreements amended certain terms of each officer’s prior employment agreement, including but not limited to the duration of such officer’s employment, and the conditions of such officer’s termination, non-competition and non-solicitation provisions. Each 2017 Employment Agreement has a term of four years starting from the agreement date (“Initial Employment Term”). At the end of the Initial Employment Term and on each succeeding anniversary of the 2017 agreement date, and subject to earlier termination set forth under the agreement, the term of each 2017 Employment Agreement will be automatically extended by an additional twelve months (each, a “Renewed Term”), unless either party provides the other party with notice of non-renewal prior to the end of the Initial Employment Term or any Renewal Term, as applicable.

In addition to termination upon non-renewal, each officer may terminate the agreement for good reason. Good reason, as defined in each 2017 Employment Agreement, includes a material deduction in base salary and relocation of an executive’s principal office by more than 50 miles. In addition, pursuant to Mr. Liu and Mr. Chan’s 2017 Employment Agreements, good reason includes a material adverse change in title, duties or responsibilities. Each officer is required to provide 30 days’ written notice in advance in the event of his voluntary termination. In addition, the Company may terminate the agreement for cause. Cause, as defined in each 2017 Employment Agreement, includes: (i) material and intentional breach of the agreement, (ii) willful and continued failure to substantially perform duties, (iii) intentional misconduct, (iv) conviction or indictment for felonies, (v) intentional or knowing violation of antifraud provisions of securities laws, (vii) current use or abuse of illegal substance that affects performance, and (viii) knowing and material violations of the Company’s code of ethics.

Pursuant to the 2017 Employment Agreements, upon the officer’s voluntary termination without good reason, termination by the Company for cause or non-renewal, such officer will not be entitled to a base salary or any right to participate in benefit plans after such termination. If the employment is terminated by the officer for good reason or by the Company without cause, the officer will be entitled to certain amount of cash salary, bonus as well as health insurance coverage for 12 months after such termination, subject to certain conditions and forfeiture.

Each 2017 Employment Agreement includes a non-solicitation and a non-competition provision that will apply during each officer’s employment and for a period of two years following termination.

On June 22, 2017, the Board approved the appointment of Dr. Xia Meng as the Company’s Chief Operating Officer.  In connection with Ms. Meng’s appointment, the Company entered into an agreement with Ms. Meng, pursuant to which Ms. Meng will receive an annual base salary of approximately $175,487. The term of the agreement is effective as of June 22, 2017 for a period of four years.  Additionally, on June 22, 2017 Ms. Meng was granted 27,000 shares of Performance RSUs and 26,500 shares in each of the Time Sensitive RSUs and Stock Options.  The strike price related to above option was $8.30 and its expiration date is June 22, 2027. Except for her change in title, Mr. Xia’s employment agreement remains in effect following her transition from COO to Head of Early Diagnosis and Intervention on February 6, 2018.

On January 28, 2018, the Compensation Committee approved and determined that Mr. Tony Liu would receive an annual base salary of $350,000. On the recommendation of the CEO, and as approved by the Compensation Committee on January 28, 2018, it was determined that Mr. Yihong Yao would receive an annual base salary of $270,000 and Mr. Andrew Chan would be promoted to Chief Legal Officer, Secretary & SVP-Corporate Development and receive an annual base salary of $280,000.

On January 16, 2019 and February 14, 2019, the Compensation Committee reviewed the 2018 annual performance results and evaluated how each Named Executive Officer met his/her respective performance targets in 2018. Upon such review and evaluation, the Compensation Committee determined to increase Mr. Liu’s salary from $350,000 to $367,500, Mr. Yao’s salary from $270,000 to $278,100, Mr. Chan’s salary from $280,000 to $290,000 and Ms. Zhang’s salary from $250,000 to $262,500. Mr. Chan was also granted an additional 20,000 time vesting RSUs to append his 2017 LTIP award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists ownership of our common stock as of March 11, 2019, unless indicated otherwise. The information includes beneficial ownership by (i) holders of more than 5% of parent Common Stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of the Company’s Common Stock beneficially owned by them. Except as otherwise indicated below, the address for each listed beneficial owner is c/o Cellular Biomedicine Group, Inc., 1345 Avenue of the Americas, Floor 15, New York, New York, 10105.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

Named Executive Officers and Directors

Wen Tao (Steve) Liu (1)	359,743	1.9%
Director

Bizuo (Tony) Liu (2)	760,617	4%
Director, Chief Executive Officer and Chief Financial Officer

Andrew Chan (3)	284,324	1.5%
Chief Legal Officer (General Counsel), Corporate Development and Secretary

Yihong Yao	92,202	*
Chief Scientific Officer (4)

Li (Helen) Zhang	88,746	*
Chief Production Officer (5)

Bosun S. Hau (6)	6,188	*
Independent Director

Terry A. Belmont (7)	51,069	*
Independent Director, Chairman of the Board

Nadir Patel (8)	38,701	*

Chun Kwok Alan Au (9)	40,174	*
Independent Director

Hansheng Zhou (10)	24,569	*
Independent Director

Gang Ji (11)	11,493	*
Independent Director

All Officers and Directors as a Group	1,757,826	9.1%

5% or more Stockholders

Dangdai International Group Co Ltd. (12)	2,270,000	11.8%

Sailing Capital Overseas Investments Ltd. (13)	1,719,324	8.9%

Novartis Pharma AG (14)	1,458,257	7.6%

Mission Right Limited (15)	1,036,040	5.4%

* Less than 1%

(1)	Total shares owned by Wen Tao (Steve) Liu includes (i) 213,076 shares of common stock; (ii) 146,667 options issued under 2011 Plan vested as of March 11, 2019.

(2)
Total shares owned by Bizuo (Tony) Liu includes (i) 194,517 shares of common stock; (ii) 35,300 options issued under 2011 Plan vested as of March 11, 2019; (iii) 255,000 options issued under 2013 Plan vested as of March 11, 2019; (iv) 270,800 options issued under the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) vested/to be vested within 60 days as of March 11, 2019; (v) 5,000 shares of common stock to be vested within 60 days as of March 11, 2019.

(3)
Total shares owned by Andrew Chan includes (i) 164,128 shares of common stock; (ii) 53,880 options issued under 2011 Plan vested as of March 11, 2019; (iii) 37,904 options issued under 2013 Plan vested as of March 11, 2019; (iv) 27,454 options issued under 2014 Plan vested/to be vested within 60 days as of March 11, 2019; (v) 958 shares of common stock to be vested within 60 days as of March 11, 2019.

(4)
Total shares owned by Yihong Yao includes (i) 41,746 shares of common stock; (ii) 49,352 options issued under 2014 Plan vested/to be vested within 60 days as of March 11, 2019; (iii) 1,104 shares of common stock to be vested within 60 days as of March 11, 2019.

(5)
Total shares owned by Li (Helen) Zhang includes (i) 11,320 shares of common stock; (ii) 32,000 options issued under 2013 Plan vested as of March 11, 2019; (iii) 43,968 options issued under 2014 Plan vested/to be vested within 60 days as of March 11, 2019; (iv) 1,458 shares of common stock to be vested within 60 days as of March 11, 2019.

(6)	Total shares owned by Bosun S. Hau includes (i) 1,404 shares of common stock; (ii) 4,784 options issued under 2014 Plan to be vested within 60 days as of March 11, 2019.

(7)
Total shares owned by Terry A. Belmont includes (i) 7,000 options issued under 2013 Plan vested as of March 11, 2019; (ii) 44,069 options issued under 2014 Plan vested/to be vested within 60 days as of March 11, 2019.

(8)
Total shares owned by Nadir Patel includes (i) 12,000 options issued under 2013 Plan vested as of March 11, 2019; (ii) 26,701 options issued under 2014 Plan vested/to be vested within 60 days as of March 11, 2019.

(9)
Total shares owned by Chun Kwok Alan Au includes (i) 4,000 options issued under 2013 Plan vested as of March 11, 2019; (ii) 36,174 options issued under 2014 Plan vested/to be vested within 60 days as of March 11, 2019.

(10)	Total shares owned by Hansheng Zhou includes 24,569 options issued under 2014 Plan vested/to be vested within 60 days as of March 11, 2019.
(11)	Total shares owned by Gang Ji includes 11,493 options issued under 2014 Plan vested/to be vested within 60 days as of March 11, 2019.
(12)
Represents 2,270,000 shares held by Dangdai International Group Co., Limited. Wuhan Dangdai Technology & Industries Group Inc. has voting and dispositive power over the shares of Dangdai International Group Co., Limited in Hong Kong. Wuhan Dangdai Technology & Industries Group Inc. is controlled by Hansheng Zhou, Xiaodong Zhang, Luming Ai, Xuehai Wang, Lei Yu, Xiaoling Du and Haichun Chen. Such individuals share voting and dispositive power over the shares held by Dangdai International Group Co., Limited.

(13)
Total shares owned by Sailing Capital Overseas Investments Ltd. include 1,404,494 shares owned by Wealth Map Holdings Limited, 308,426 shares owned by Earls Mill Limited, 5,000 shares owned by Rui Zhang and 1,404 shares owned by Bosun S. Hau (currently a Class III director). Sailing Capital Overseas Investments Fund, L.P. is the sole shareholder of Wealth Map. James Xiao Dong Liu is the sole director of Earls Mill and the Chairman of Sailing Capital. The investment committee of Sailing Capital Overseas Investments Fund, L.P. has decision making power over voting and disposition of the CBMG securities owned by Wealth Map Holdings Limited. James Xiao Dong Liu, as the sole director of Earls Mill Limited, has voting and dispositive power over the CBMG securities owned by Earls Mill Limited. Bosun Hau and Rui Zhang each has voting and dispositive power over the CBMG securities owned by such individual stockholder.

(14)	Represents 1,077,253 shares held by Novartis Pharma AG.
(15)
Based on information available as of February 7, 2018, 1,036,040 shares are held by Mission Right Limited. Mission Right Limited is 50% owned by Yusen Holdings Limited and 50% by Zeacome Investment Limited. Chan Boon Ho Peter controls Yusen Holdings. Zeacome Investment Limited is owned by Perfect Touch Technology Inc., which is owned by CST Mining Group Limited. CST Mining Group Limited is a public company listed on the Hong Kong Stock Exchange under the ticker code “985.” Accordingly, Chan Boon Ho Peter and CST Mining Group Limited beneficially own the shares held by Mission Right Limited.

Change of Control

The Company knows of no arrangements resulting in a change in control of the Company. No officer, director, promoter, or affiliate of the Company has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As previously disclosed in the Company’s Current Reports on Form 8-K on January 31 and February 5, 2018, Sailing Capital Overseas Investment Ltd. and its affiliates (collectively “Sailing”), invested $30.6 million in the Company (the “Sailing Financing”). Sailing has been a major shareholder of the Company since February 2018 in connection with the closing of the Sailing Financing. Bosun Hau was nominated as a Class III director of the Company pursuant to the Securities Purchase Agreement by and among the Company and Sailing.

Except as disclosed herein, there have been no transactions or proposed transactions in which the amount involved exceeds $120,000 since January 1, 2018 or are currently being proposed in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Director Independence

In determining the independence of our directors, the Board applied the definition of “independent director” provided under the listing rules of NASDAQ. Pursuant to these rules, and after considering all relevant facts and circumstances, the Board affirmatively determined that Messrs. Terry A. Belmont, Nadir Patel, Chun Kwok Alan Au, Hansheng Zhou, Gang Ji, Wentao Steve Liu and Bosun S. Hau, each of whom are now serving on the Board, are each independent within the definition of independence under the Nasdaq rules. Bizuo (Tony) Liu is not an independent director.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS
AND STOCKHOLDER PROPOSALS

Stockholder proposals for director nominations and for other matters submitted pursuant to Rule 14a-8 promulgated under the Exchange Act and our Amended and Restated bylaws for inclusion in our Proxy Statement and form of proxy for our next Annual Meeting must have been received by us no later than November 15, 2019 (assuming we have our next Annual Meeting on April 26, 2020) and December 16, 2019, respectively, and must comply with the requirements of the proxy rules promulgated by the SEC. We presently intend to schedule our next annual meeting in April 2018, subject to change without further announcement except as required by proxy rules. Stockholder proposals should be addressed to our corporate Secretary at 1345 Avenue of the Americas, Floor 15, New York, New York, 10105.

Recommendations from stockholders which are received after the applicable deadline likely will not be considered timely for consideration by our Nominating and Corporate Governance Committee for next year’s annual meeting.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company will send instructions to stockholders entitled to notice of the Annual Meeting regarding how to access this Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2018. The Annual Report includes the financial statements and management’s discussion and analysis of financial condition and results of operations. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, Tony Liu, Chief Executive Officer and Chief Financial Officer of Cellular Biomedicine Group, Inc., 1345 Avenue of the Americas, Floor 15, New York, New York, 10105, telephone number (347) 905 - 5663.

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our corporate Secretary, Cellular Biomedicine Group, Inc., 1345 Avenue of the Americas, Floor l5, New York, New York, 10105.

CELLULAR BIOMEDICINE GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – APRIL 26, 2018 AT 9:00 AM EST
CONTROL ID:
REQUEST ID:

The undersigned hereby appoint(s) Tony Liu with the power of substitution and resubstitution to vote any and all shares of capital stock of Cellular Biomedicine Group, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on April 26, 2019, at 9:00 A.M. Eastern Standard Time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
	INTERNET:	https://www.iproxydirect.com/CBMG
	PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CELLULAR BIOMEDICINE GROUP, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors	☐	☐

	Terry Belmont			☐	CONTROL ID:
	Hansheng Zhou			☐	REQUEST ID:

Proposal 2		FOR	AGAINST	ABSTAIN
	To ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	To approve the Cellular Biomedicine Group, Inc. 2019 Equity Incentive Plan.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES ON PROPOSAL NUMBER 1 AND FOR APPROVAL ON PROPOSALS NUMBER 2 AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELLULAR BIOMEDICINE GROUP, INC.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2019

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

Annex A
CELLULAR BIOMEDICINE GROUP, INC.

2019 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Cellular Biomedicine Group, Inc. 2019 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout this Plan:

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award or Performance Compensation Award granted under this Plan.

(c) “Award Agreement” means an agreement made and delivered in accordance with Section 15(a) of this Plan evidencing the grant of an Award hereunder.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.

(f) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a continuing material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the physical disability of the Participant (as determined by a neutral physician), or a continuing failure by the Participant to follow the direction of a duly authorized representative of the Company; (B) gross negligence, willful misfeasance or breach of fiduciary duty to the Company or Affiliate of the Company by the Participant; (C) the commission by the Participant of an act of fraud, embezzlement or any felony or other crime of dishonesty in connection with the Participant’s duties to the Company or Affiliate of the Company; or (D) conviction of the Participant of a felony or any other crime that would materially and adversely affect: (i) the business reputation of the Company or Affiliate of the Company or (ii) the performance of the Participant’s duties to the Company or an Affiliate of the Company. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)           A tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the commencement of such offer), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(ii)           The Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction); provided, that a merger or consolidation of the Company with another company which is controlled by persons owning more than 50% of the outstanding voting securities of the Company shall constitute a Change in Control unless the Committee, in its discretion, determine otherwise, or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iii)           The Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iv)           APerson (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates; or

(v)           The individuals who, as of the date hereof, constitute the members of the Board (the “Current Board Members”) cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least a majority of the members of the Board unless such change is approved by the Current Board Members.

For purposes of this Section 2(g), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(j) “Common Shares” means the common stock, par value $0.001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(k) “Company” means Cellular Biomedicine Group, Inc., a Delaware corporation, together with its successors and assigns.

(l) “Current Board Members” has the meaning given such term in the definition of “Change in Control.”

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n) “Disability” means a “permanent and total” disability incurred by a Participant while in the employ or service of the Company or an Affiliate. For this purpose, a permanent and total disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether a Participant has incurred a permanent and total disability shall be made by a physician designated by the Committee, whose determination shall be final and binding.

(o) “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(p) “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate;provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act.

(r) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance issued by any governmental authority under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(t) “Fair Market Value”, unless otherwise provided by the Committee in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Common Shares are listed on a national securities exchange, the closing sales price on the principal exchange of the Common Shares on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Shares are not listed on a national securities exchange, the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date, provided that if the Common Shares are not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A, if applicable.

(u) “Immediate Family Members” shall have the meaning set forth in Section 15(b) of this Plan.

(v) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(w) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(x) “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(y) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(z) “Option” means an Award granted under Section 7 of this Plan.

(aa) “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(bb) “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(cc) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.

(dd) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(ee) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ff) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(gg) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(hh) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of this Plan.

(ii) “Person” has the meaning given such term in the definition of “Change in Control.”

(jj) “Plan” means this Cellular Biomedicine Group, Inc. 2019 Equity Incentive Plan, as amended from time to time.

(kk) “PRC Participant” means any Participant granted a Restricted Stock Unit or an Option with respect to the Company who was a resident or citizen of the People’s Republic of China at any period of time during which such Participant held such Restricted Stock Unit or Option.

(ll) “Retirement” means the fulfillment of each of the following conditions: (i) the Participant is in good standing with the Company and/or an Affiliate of the Company as determined by the Committee; (ii) the voluntary termination by a Participant of such Participant’s employment or service to the Company and/or an Affiliate and (iii) that at the time of such voluntary termination, the sum of: (A) the Participant’s age (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) and (B) the Participant’s years of employment or service with the Company (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) equals at least 62 (provided that, in any case, the foregoing shall only be applicable if, at the time of such Retirement, the Participant shall be at least 55 years of age and shall have been employed by or served with the Company for no less than five years).

(mm) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(nn) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(oo) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(pp) “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(qq) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(rr) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(ss) “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(tt) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value of Common Shares on the Date of Grant.

(uu) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(vv) “Substitute Award” has the meaning given such term in Section 5(f).

(ww) “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date, but no Award shall be exercised or paid (or, in the case of a stock Award, shall be granted unless contingent on stockholder approval) unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the date this Plan is adopted by the Board. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the date on which the Plan was approved by the stockholders of the Company; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan), it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b) Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, whether or not in connection with a Change in Control;and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c) The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more Persons who may but need not be officers or directors of the Company, the authority, within specified parameters as to the number and types of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code. The acts of such delegates shall be treated as acts of the Committee, and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards granted.

(d) Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including court costs and attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such Indemnifiable Person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5. Grant of Awards; Shares Subject to this Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Subject to Sections 3, 11 and 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of One Million Five Hundred Thousand (1,500,000) Common Shares. Additionally, commencing on the first business day in 2020 and on the first business day of each calendar year thereafter while the Plan is in effect, the maximum aggregate number of Common Shares available for issuance under this Plan shall be increased such that, as of such first business day, the maximum aggregate number of Common Shares available for issuance under this Plan shall be equal to One Hundred One Percent (101%) of the maximum aggregate number of Common Shares available for issuance in the prior year.  Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of Common Shares available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by one share.

(c) Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax withholding obligations of the Participant; and (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof.

(d) Awards that do not entitle the holder thereof to receive or purchase Common Shares shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

(e) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or any combination of the foregoing.

(f) Subject to compliance with Section 1.409A-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan; provided, however that Common Shares issued under Substitute Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

(g) Subject to compliance with Section 83 of the Code and applicable Treasury Regulations, a Participant may file an election under Section 83(b) of the Code with respect to grants of Restricted Stock or other nonvested property interests for which such an election is permitted under the Code; provided, however, that it shall be the sole responsibility of such Participant to complete and file such election in accordance with and in the manner provided by Treasury Regulation Section 1.83-2.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7. Options.

(a) Generally. Each Option granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant;provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant;and, provided further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award Agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”);provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate;and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i) an Option shall vest over a period of four years and become exercisable with respect to one-fourth of the Common Shares subject to such Option on the first anniversary of the Date of Grant, with the remaining three-fourths of the Common Shares subject to such Option to vest in six equal installments on each of the successive six-month anniversaries of the Date of Grant;provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate;

(ii) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Period;

(B) for directors, officers and employees of the Company only, for ninety (90) calendar days following termination of employment or service by reason of such Participant’s Retirement;

(C) ninety (90) calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(iii) both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

Additionally, with respect to a PRC Participant, any Common Shares received upon the PRC Participant’s exercise of the vested portion of an Option, which exercise is made within the time frames specified in Section 7(c)(ii), must be sold within six (6) months following the termination of such PRC Participant’s employment or service with the Company. Notwithstanding the foregoing provisions of Section 7(c) and consistent with the requirements of applicable law, the Committee, in its sole discretion, may extend the post-termination of employment period during which a Participant may exercise vested Options.

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to the exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any applicable federal, state, local and/or foreign income and employment taxes withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award Agreement accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company);provided, however, that such Common Shares are not subject to any pledge or other security interest and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Any Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Options under this Plan). The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Exercise Price. The Exercise Price per Common Share for each Option granted in connection with a SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant;provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the SAR is granted in substitution for an appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”);provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i) a SAR shall vest over a period of four years and become exercisable with respect to one-fourth of the Common Shares subject to such SAR on the first anniversary of the Date of Grant, with the remaining three-fourths of the Common Shares subject to such SAR to vest in six equal installments on each of the successive six-month anniversaries of the Date of Grant;

(ii) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SAR Period;

(B) for directors, officers and employees of the Company only, for the remainder of the SAR Period following termination of employment or service by reason of such Participant’s Retirement;

(C) 90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and

(iii) both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Common Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any applicable federal, state, local and non-U.S. income and employment taxes withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Goals or otherwise, as the Committee determines at the time of the grant of an Award or thereafter. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Common Shares are paid in settlement of such Awards.

(b) Restricted Accounts; Escrow or Similar Arrangement. Unless otherwise determined by the Committee, upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement: (i) the Restricted Period shall lapse with respect to to one-fourth of the Restricted Stock and/or Restricted Stock Units on the first anniversary of the Date of Grant, with the remaining three-fourths of the Restricted Stock and/or Restricted Stock Units to vest in six equal installments on each of the successive six-month anniversaries of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon the termination of employment or service of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such shares of Restricted Stock and, if such shares of Restricted Stock are forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(i) Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to the outstanding Restricted Stock Units held by any Participant, and no later than the 75th day of the calendar year following the calendar year in which such expiration occurs, the Company shall deliver a copy of irrevocable instructions to a stockbroker or other third party agent to (A) sell a sufficient number of Common Shares on behalf of such Participant, in order to fully satisfy the Company’s tax withholding obligations with respect to such Restricted Stock Units, and (B) hold the remainder of the Participant’s Common Shares with respect to such Restricted Stock Units in an individual account with such stockbroker or other third party agent on behalf of, and for the benefit of, such Participant. Notwithstanding anything contained herein to the contrary, the Committee in an Award Agreement may, in a manner consistent with the applicable requirements of Section 409A of the Code, enable a Participant to elect to defer the date on which settlement of the Restricted Stock Units shall occur.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

11. Performance Compensation Awards.

(a) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period, the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(b) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, including, but not limited to, criteria based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation. Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

(c) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. For purposes of clarity and without limiting the Committee’s authority set forth above, at the time it establishes Performance Criteria to be used with any Performance Compensation Award, the Committee may specify one or more events requiring an adjustment to the calculation of the Performance Goal, including but not limited to: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other specific items that are unusual in nature or infrequently occurring, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year. The Committee may reserve discretion to make or not make one or more adjustments as specified in a Performance Compensation Award, but only to the extent that such discretion is Negative Discretion.

(d) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by, or in service to, the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(e) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rules under Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the foregoing, payment of a Performance Compensation Award may be delayed, as permitted by Section 1.409A-2(b)(7)(i) of the Treasury Regulations, to the extent that the Company reasonably anticipates that if such payment were made as scheduled, the Company’s tax deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code.

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of rights, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) subject to the requirements of Section 409A of the Code, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) subject to the requirements of Section 409A of the Code, canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor);provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control. Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, the terms of vesting, expiration, and the ability of an affected Participant to participate in a Change in Control transaction with respect to all or any portion of a particular outstanding Award or Awards then held by such Participant shall be governed by the terms and conditions of such Participant’s employment agreement and the applicable Award Agreement, which terms shall be subject to modification as the Committee in its sole discretion shall deem appropriate. For the avoidance of doubt, any actions to be taken with respect to all or any portion of a particular outstanding Award or Awards in connection with a Change in Control transaction shall be subject to Committee approval.

14. Amendments and Termination.

(a)           Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time;provided, that (i) no amendment to the definition of Eligible Person in Section 2(q), Section 5(b), Section 11(b) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any national securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code);and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b)           Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively;provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; and, provided , further , that without stockholder approval, except as otherwise permitted under Section 12 of this Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash or take any action that would have the effect of treating such Award as a new Award for tax or accounting purposes and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

15. General.

(a)           Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The Company’s failure to specify any term of any Award in any particular Award Agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(a) Nontransferability; Trading Restrictions.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”);provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii) The terms of any Award transferred in accordance with subparagraph (ii) above shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award Agreement.

(iv) The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(b) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Committee, in its discretion, may make arrangements with a stockbroker or other third party agent for the Participant to facilitate the payment of applicable income and self-employment taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the maximum individual statutory rate for the applicable tax jurisdiction).

(c) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(d) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such Participants, the Company or its Affiliates.

(e) Designation and Change of Beneficiary. Unless otherwise provided by the Committee in an Award Agreement, each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling;provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

(f) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate for purposes of this Plan unless the Committee, in its discretion, determines otherwise.

(g) No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(h) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A of the Code, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

(i) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(j) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(k) No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and/or its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(m) Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(o) Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(p) Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(q) Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(r) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(s) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations. If a Participant is a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) at any time during the twelve (12)-month period ending on the date of his termination of employment, and any Award hereunder subject to the requirements of Section 409A of the Code is to be satisfied on account of the Participant’s termination of employment, satisfaction of such Award shall be suspended until the date that is six (6) months after the date of such termination of employment.

(t) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

As adopted by the Board of Directors of Cellular Biomedicine Group, Inc. on __________________, 2019.

As approved by the shareholders of Cellular Biomedicine Group, Inc. on __________________, 2019.